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                               PURCHASE AGREEMENT

                                    BETWEEN

                         NEDERLANDER OF NEW MEXICO LLC,

                          NEDERLANDER FESTIVALS, INC.

                        THE PARTIES LISTED ON SCHEDULE A

                                      AND

                            SFX ENTERTAINMENT, INC.

                       AND CONCERT ACQUISITION SUB, INC.

                             Dated February 1, 1999

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                  PURCHASE AGREEMENT dated February 1, 1999 ("Agreement") among
Nederlander of New Mexico LLC, a New Mexico limited liability company ("Ned NM"), Nederlander Festivals, Inc., a Michigan corporation ("Ned Festivals"), the equity owners of Ned NM and Ned Festivals as listed on Schedule A hereto (the "Sellers"), and SFX Entertainment, Inc., a Delaware corporation ("SFX"), and Concert Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of SFX ("Acquisition Sub").

                                    RECITALS

                  WHEREAS, the Sellers desire to sell and SFX desires to purchase all of the membership interests in Ned NM and all of the shares of capital stock of Ned Festivals. The sale and purchase of the membership interests in Ned NM and the capital stock of Ned Festivals is sometimes referred to herein as the "Transaction."

                  WHEREAS, Ned NM has certain interests in the Mesa del Sol Centre for the Performing Arts to be constructed in Albuquerque, New Mexico ("Mesa del Sol"), and Ned Festivals promotes, operates and conducts concert performances and multi-artist festivals in various markets in North America through a joint venture between Ned Festivals and The Event Group with an initial six-year term and automatic, successive three-year extensions unless sooner terminated by either party, pursuant to a Memorandum dated December 12, 1996 (the "Festivals Joint Venture").

                  WHEREAS, Ned NM has been engaged in planning the construction of Mesa del Sol and the construction process has not commenced.

                  WHEREAS, simultaneously with the consummation of the Transaction under this Agreement, (i) SFX, Acquisition Sub and Greater Detroit Theatres, Inc. ("GDT"), which owns certain interests in The World Music Theatre, located in Tinley Park, Illinois, Alpine Valley Music Theatre, located in East Troy, Wisconsin, and Merriweather Post Pavilion, located in Columbia, Maryland, shall effect a transaction under a stock purchase agreement of even date herewith (the "Stock Purchase Agreement") pursuant to which Acquisition Sub shall acquire 100% of the capital stock of GDT, (ii) SFX, Acquisition Sub and Nederlander Arena Management Co., LLC ("Arena"), which owns certain interests in the Crown Arena located in Cincinnati, Ohio, Nederlander Cincinnati LLC ("Ned Cincinnati"), which owns certain interests in the Taft Theatre located in Cincinnati, Ohio, and Nederlander Club Management LLC ("Ned Club"), which owns certain interests in Bogart's located in Cincinnati, Ohio, shall effect a transaction under a membership interest purchase agreement of even date herewith (the "Membership Interest Purchase Agreement") pursuant to which Acquisition Sub shall acquire 100% of the membership interests in Arena, Ned Cincinnati and Ned Club, and (iii) SFX, Acquisition Sub and Nederlander of Ohio, Inc. shall effect a transaction under an asset purchase agreement of even date herewith (the "Asset Purchase Agreement") pursuant to which Acquisition Sub shall acquire certain interests in Riverbend Music Center located in Cincinnati, Ohio. (This Agreement, the Stock Purchase Agreement, the Membership Interest Purchase Agreement and the Asset Purchase Agreement are sometimes referred to herein collectively as the "Agreements.")


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         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. DEFINITIONS

         Certain terms used herein are defined in Exhibit 1 attached hereto and, whenever used herein (including the exhibits and schedules hereto), shall have the meanings set forth therein for all purposes of this Agreement. All terms used herein shall be applicable to both the singular and plural forms of such terms; and, unless otherwise indicated, all section references herein are to sections of this Agreement.

         2. PURCHASE AND SALE OF MEMBERSHIP INTERESTS AND CAPITAL STOCK

         Subject to the terms and conditions contained in this Agreement and in reliance upon the representations, warranties, covenants and agreements of the parties, on the Closing Date, the Sellers shall sell, assign and deliver to SFX, and SFX shall purchase from the Sellers, all of the membership interests in Ned NM (the "Membership Interests") and all of the shares of capital stock of Ned Festivals (the "Festivals Shares"), free and clear of all Encumbrances, at the price and on the terms set forth in this Agreement. The Membership Interests and the Festivals Shares are referred to herein collectively as the "Equity Interests."

         3. CLOSING

         (a) Time and Place of Closing. The Closing shall take place at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036-8299 at 10:00 a.m., New York time on a date selected by the parties not later than the third business day following the satisfaction or waiver of all conditions in Sections 5 and 6, subject to Section 16, or at such other time, date and place as the parties may otherwise agree (the "Closing Date").

         (b) Intentionally Omitted.

         (c) Purchase Price. The aggregate consideration to be paid by SFX to the Sellers in connection with the Transaction (the "Purchase Price") shall be as follows:

                           (i) On the Closing, SFX shall pay the Sellers the sum of One Million Six Hundred Fifty Thousand Dollars ($1,650,000) in full payment for the Festivals Shares (the "Festivals Payment");

                           (ii) On the Closing, SFX shall pay the Sellers the sum of One Million Dollars ($1,000,000) as a down payment (the "Down Payment") toward the Post-Closing Albuquerque Payment (as defined below);

                           (iii) On the Closing, SFX shall pay the Sellers the sum of Forty-Nine Thousand, Nineteen Dollars ($49,019) in reimbursement for the third party costs actually paid to date by the Sellers without reimbursement from any unrelated third party in


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         connection with the construction of Mesa del Sol excluding costs, if any, associated with the Necessary Road Improvements (the "Construction Cost Payment"); provided that the Sellers shall provide SFX with documentation reasonably satisfactory to SFX in connection with such construction costs;

                           (iv) The sum of the Down Payment, the Festivals Payment and the Construction Cost Payment shall be paid by wire transfer of immediately available federal funds no later than 3:00 p.m. New York time on the Closing Date to an account or accounts designated by the Sellers in writing at least two Business Days prior to the Closing.

                           (v) SFX shall pay the Sellers the Post-Closing Albuquerque Payment by wire transfer of immediately available federal funds no later than 3:00 p.m. New York time on the Post-Closing Albuquerque Payment Date to an account or accounts designated by the Sellers in writing. The "Post-Closing Albuquerque Payment" and the "Post-Closing Albuquerque Payment Date" shall be determined as set forth in Section 3(d).

                  (d) Post-Closing Albuquerque Payment. SFX acknowledges that certain items set forth on the budget annexed hereto as Schedule 3(d) are marked to indicate that such items are to be constructed on a "modular basis" (the "Modular Construction Items") and SFX agrees that it shall cause Ned NM to construct the Modular Construction Items on a modular basis. With respect to those items which are not to be constructed on a modular basis as contemplated by the budget annexed hereto as Schedule 3(d) (the "Non-Modular Construction Items"), SFX shall, prior to the commencement of the construction of any such Non-Modular Construction Items, submit to the Sellers copies of the bids or other estimates it has received in respect of the performance of any such Non-Modular Construction Items. The Sellers shall have a period of thirty (30) days following their receipt of any such bid or other estimate to object to any amount set forth therein with respect to such work. If the Sellers fail to so object within said thirty (30) day period, such bid or other estimate shall be deemed approved. If the Sellers shall object within said thirty (30) day period, the Sellers and SFX shall attempt in good faith to resolve such dispute within ten (10) days following such objection. If SFX and the Sellers are unable to resolve such dispute, then such dispute shall be submitted to binding arbitration pursuant to the expedited rules of Commercial Arbitration of the American Arbitration Association in the City of New York and the sole issue with respect to such arbitration shall be the determination whether the amount proposed by SFX is reasonable in light of all relevant conditions at the time of construction and consistent with the obligations of SFX in respect of the construction of Mesa del Sol as set forth in Section 12(m)(i). In any such event, the amount determined by the arbitrator shall be deemed the allowable construction cost for such item for the purpose of the computing the Post-Closing Albuquerque Payment. The "Post-Closing Albuquerque Payment" shall be an amount equal to (i) ten times the average of the Net Earnings of Mesa del Sol in the Measurement Season and in the Second Measurement Season minus (ii) the sum of (x) the Down Payment and the Construction Cost Payment and (y) the total construction costs actually paid by SFX, without reimbursement by any unrelated third party, in connection with the performance of all Modular Construction Items and the total construction amounts either (1) agreed upon or deemed approved by the Sellers in connection with all Non-Modular Construction Items, or (2) determined by arbitration with respect to Non-Modular Construction Items as set forth above in each case as such amounts may be increased by unforseen circumstances or events (collectively, the "Construction Costs"). Notwithstanding the foregoing, in the event that Full Capacity shall be

                                       3

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achieved prior to the commencement of the Second Measurement Season but shall not have been achieved for the entire Measurement Season, then for the purposes of computing the Post Closing Albuquerque Payment, the amount set forth in (i) of the preceding sentence shall be ten times the Net Earnings of Mesa del Sol in the Second Measurement Season only.

                           (i) The "Measurement Season" shall be the first operating season of Mesa del Sol in which it is available to be operated at "Full Capacity" and in which at least eight shows or concerts are performed which are headlining events of the type and kind of talent booked by SFX elsewhere in the United States during that touring season at outdoor amphitheaters. If eight such shows or concerts are not performed at Mesa del Sol during the first operating season in which it is available to be operated at "Full Capacity," then the Measurement Season shall be the next season. Notwithstanding the foregoing, if the Measurement Season has not occurred prior to 2002, then the Measurement Season shall be the operating season of Mesa del Sol in 2002 regardless of whether it is available to be operated at "Full Capacity" in such season. The "Second Measurement Season" shall be the operating season of Mesa del Sol in the first season following the Measurement Season. During the Second Measurement Season, SFX shall use commercially reasonable efforts to book eight shows or concerts at Mesa del Sol.

                           (ii) Mesa del Sol shall be deemed to be available to operate at "Full Capacity" when the Necessary Road Improvements have been completed and/or the limitation contained in the Sub-Lease Agreement dated November 18, 1997 between Ned NM and the County of Bernalillo, New Mexico, has by its terms been lifted so that at least 15,000 seats can be utilized in staging shows, concerts and other events. "Necessary Road Improvements" shall mean the extension of University Boulevard to the site of Mesa del Sol.

                           (iii) The "Post-Closing Albuquerque Payment Date" shall be the first Business Day at least 45 days after the year end of the Second Measurement Season.

                           (iv) "Net Earnings" of Mesa del Sol shall mean the excess of revenues over the actual, direct, third party, out-of-pocket expenses paid by Ned NM in operating Mesa del Sol prior to interest expense, income taxes, depreciation and amortization (hereinafter "Expenses"), for the Measurement Season and the Second Measurement Season, as applicable, as reflected in financial statements of Ned NM, provided, however, that, with respect to the indirect general and administrative costs of Ned NM, SFX or its Affiliates with respect to Mesa del Sol, only $6,250 per show shall be included as Expenses in calculating Net Earnings, and provided, further, that the per person ticketing rebate used in the calculation of Net Earnings for the Measurement Session and the Second Measurement Session, as applicable, shall be $2.00 per person. SFX, on behalf of itself and its Subsidiaries and Affiliates, agrees to use commercially reasonable efforts to book shows and concerts at Mesa del Sol after the Closing, provided, that if SFX or its Subsidiaries or Affiliates book shows or concerts in New Mexico other than at Mesa del Sol which are being performed elsewhere in the United States at outdoor amphitheaters, then if SFX or its Subsidiaries or Affiliates fail to exercise reasonable commercial efforts to cause any such show or concert to be booked at Mesa del Sol, then the net revenues from such shows and concerts shall be included in calculating Net Earnings for the Measurement Season or the

         Second Measurement Season, as applicable. At least 15 days in advance of the Post-Closing Albuquerque Payment Date, SFX shall provide the Sellers with (i) a calculation of Net Earnings for the Measurement Season and the Second Measurement Season, (ii) copies of the financial statements of Ned NM for the Measurement Season and the Second Measurement Season, adjusted to reflect the $6,250 per show amount for indirect general and administrative costs of SFX and its Affiliates included in calculating Expenses for such year, and (iii) a certificate duly signed by the chief financial officer of SFX stating that (x) such calculation is true and correct and (y) such financial statements are in accordance with the books, records and accounts of Ned NM and present fairly in all material respects the financial position and the results of operations of Ned NM as of the date reported. The Sellers shall be entitled to reasonable access to the books and records of Ned NM from time to time subsequent to the Closing to verify the accuracy of the Financial Statements delivered with respect to the Measurement Season and the Second Measurement Season pursuant to this Section 3(d)(iv).

               (e) Intentionally Omitted.

               (f) Closing Transactions. On the Closing Date:

                    (i) The Sellers shall deliver or cause to be delivered to
               SFX:

                         (A) a duly executed instrument of assignment for the
                    Membership Interests;

                         (B) the minute book and membership interest records of
                    Ned NM;

                         (C) duly issued certificates for the Festivals Shares,
                    duly endorsed for transfer or accompanied by duly endorsed stock powers, as SFX shall reasonably designate, together with any required stock transfer stamps affixed and canceled;

                         (D) the minute book and stock records of Ned
                    Festivals;

                         (E) the certificates, agreements and other instruments
                    referred to in Section 5;

                         (F) the written resignation of each officer and
                    director of Ned Festivals effective as of the Closing Date, as directed by SFX at least five (5) days prior to the Closing Date, in their capacities as such;

                         (G) a written opinion or opinions of counsel, dated
                    the Closing Date, substantially in the form annexed hereto as Exhibit 3(f)(i)(G);

                         (H) Estoppel certificates from the parties listed on
                    Schedule 3(f)(i)(H);

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                         (I) An estoppel certificate from the New Mexico State
                    Land Office in form and substance reasonably satisfactory to SFX relating to the status of the ground lease (the "Groundlease") between the New Mexico State Land Office and the County of Bernalillo, which instrument shall be dated not more than 30 days prior to the Closing provided, however, that if, notwithstanding their commercially reasonable efforts, the Sellers are unable to obtain such estoppel certificate, the Sellers may deliver at Closing a certificate signed by an officer or member of Ned NM representing to SFX the facts that were to be covered by such estoppel certificate and provided, further, that the accuracy of such representation shall be subject to the indemnification by Sellers in favor of SFX pursuant to
                    Section 13(ii). It is further agreed that Sellers shall request that the landlord under the Groundlease deliver an estoppel certificate in recordable form reasonably satisfactory to SFX. Notwithstanding the foregoing, provided Sellers had used their commercially reasonable efforts to obtain such estoppel certificate, the failure of such landlord to deliver an estoppel certificate or an estoppel certificate in recordable form shall not give rise to any liability on the part of the Sellers and, provided Sellers had used their commercially reasonable efforts to obtain such estoppel certificate, the failure to obtain the same shall not constitute a condition to the performance by SFX of its obligations under this Agreement;

                         (J) An estoppel certificate from the County of
                    Bernalillo in form and substance reasonably satisfactorily to SFX relating to the status of the sublease (the "Sublease") between County of Bernalillo, as sublandlord, and Ned NM, as subtenant (and the reciprocal easement agreement referred to in such sublease), which instrument shall be dated not more than 30 days prior to the Closing provided, however, that if, notwithstanding their commercially reasonable efforts, the Sellers are unable to obtain such estoppel certificate, the Sellers may deliver at Closing a certificate signed by an officer or member of Ned NM representing to SFX the facts that were to be covered by such estoppel certificate and provided, further, that the accuracy of such representation shall be subject to the indemnification by Sellers in favor of SFX pursuant to Section 13(ii). It is further agreed that Sellers shall request that the sublandlord under the Sublease deliver an estoppel certificate in recordable form reasonably satisfactory to SFX. Notwithstanding the foregoing, provided Sellers had used their commercially reasonable efforts to obtain such estoppel certificate, the failure of such sublandlord to deliver an estoppel certificate or an estoppel certificate in recordable form shall not give rise to any liability on the part of the Sellers and, provided Sellers had used their commercially reasonable efforts to obtain such estoppel certificate, the failure to obtain the same shall not constitute a condition to the performance by SFX of its obligations under this Agreement;

                         (K) A nondisturbance and recognition agreement from
                    the New Mexico State Land Office in substantially the form annexed hereto as Exhibit 3(f)(i)(K);

                         (L) Originals or certified true, correct and complete
                    copies of approved budgets, plans, specifications, permits, licenses, bonds, and other

                                       6

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                    documents, instruments,
                    information, and materials (including without limitation electronic information and materials -- i.e. CAD Plans), relating to the development, construction, use, operation, maintenance, and repair of Mesa del Sol and related improvements in the possession or control of Sellers;

                         (M) An original counterpart of the fully executed
                    Sublease (with all exhibits) and all documents and instruments executed and delivered therewith or relating thereto; and

                         (N) In the event that prior to the Closing Date either
                    (x) the Groundlease and the Sublease or memoranda thereof shall be recorded, or (y) the landlord under the Groundlease and the sublandlord under the Sublease shall each deliver estoppel certificates or notices of lease in recordable form, and, in either such case, SFX shall elect to obtain leasehold title insurance with respect to the subleasehold estate created by the Sublease, then Sellers shall deliver a non- imputation affidavit in the form annexed hereto as Exhibit 3(f)(i)(N) (the "Non- Imputation Affidavit"), provided, however, it is expressly understood and agreed that (a) SFX shall be required to indemnify the Sellers with respect to any Losses incurred by the Sellers pursuant to such Non-Imputation Affidavit to the extent provided in Section 14 of this Agreement and (b) the ability of SFX or Acquisition Sub to obtain leasehold title insurance with respect to such subleasehold estate created by the Sublease shall not constitute a condition to the performance by SFX of its obligations under this Agreement.

                      (ii) SFX shall deliver or cause to be delivered:

                         (A) the Down Payment, the Construction Cost Payment
                    and the Festivals Payment to the Sellers as required under Sections 3(c) above;

                         (B) the certificates, agreements and other instruments
                    to be delivered to the Sellers as referred to in Section 6; and

                         (C) a written opinion of counsel, dated as of the
                    Closing Date, substantially in the form annexed hereto as
                    Exhibit 3(f)(ii)(C).

                    4.  INTENTIONALLY OMITTED.

                    5.  CONDITIONS TO OBLIGATIONS OF SFX

                  The obligations of SFX to perform this Agreement are subject to the satisfaction of the following conditions on or prior to the Closing Date, unless waived in writing by SFX, and the Sellers and Ned NM and Festivals shall use reasonable commercial efforts to cause such conditions to be fulfilled:

                  (a) Representations and Warranties. The representations and warranties of the Sellers and Ned NM and Festivals in this Agreement or in any schedule or certificate delivered in connection herewith shall be true and accurate in all material respects on the Closing Date as though made on and as of the Closing Date except for such changes permitted or contemplated by the terms of this Agreement or such changes which are beyond the control of the Sellers and except insofar as any such representations and warranties refer solely to a particular date or period, in which case they shall be true and correct in all material respects on the Closing Date with respect to such date and period, and SFX shall have received a certificate signed by the Sellers to that effect.

                  (b) Performance of Agreements. (i) The Sellers and Ned NM and Festivals shall have duly performed in all material respects, on or before the Closing Date, all agreements and obligations required to be performed by them under this Agreement, (ii) SFX shall have received a certificate signed by the Sellers to that effect, and (iii) the closing conditions contained in Section 5 of each of the Stock Purchase Agreement, the Membership Interest Purchase Agreement and the Asset Purchase Agreement shall have been satisfied or waived.

                  (c) Litigation; Consents. No action, suit or other proceeding shall be pending or overtly threatened before or by any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree, rule or regulation of any governmental authority having appropriate jurisdiction, which violation would result in a Material Adverse Effect with respect to Ned NM or Festivals. The Sellers shall have obtained the consents, waivers and amendments, if any, identified on Schedule 7(e), from third parties or governmental authorities in connection with the consummation of the transactions contemplated hereby.

                  (d) Festivals Conditions. The Festivals Joint Venture shall remain in full force and affect in accordance with that certain Memorandum dated December 12, 1996, and SFX, with the prior written authorization of Nederlander Festivals in form reasonably satisfactory to Nederlander Festivals and SFX, which shall be provided no sooner than 10 days prior to the Closing Date, shall have received reasonable assurances from The Event Group that business operations of the Festivals Joint Venture shall continue following the Closing, provided, however, that such conditions shall solely constitute conditions to the acquisition of the Festivals Shares and the making of the Festivals Payment on the Closing and shall not constitute conditions to the performance by SFX or Acquisition Sub of their obligations under this Agreement with respect to the acquisition of the Membership Interests or the payment of any other component of the Purchase Price.

                  (e) Closing Deliveries. The Sellers shall have delivered to SFX all closing deliveries as contemplated in Sections 3(f)(i) and (ii).

                  (f) Hart-Scott-Rodino Waiting Period. All applicable waiting periods in respect of the Transaction contemplated by this Agreement under the HSR Act shall have expired at or prior to the Closing.

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                  6.       CONDITIONS TO OBLIGATIONS OF THE SELLERS

                  The obligations of the Sellers to perform this Agreement are subject to the satisfaction of the following conditions on or prior to the Closing Date, unless waived in writing by the Sellers, and SFX shall use reasonable commercial efforts to cause such conditions to be fulfilled:

                  (a) Representations and Warranties. The representations and warranties of SFX in this Agreement or in any certificate or document delivered in connection herewith shall be true and accurate in all material respects on the Closing Date as though made on and as of the Closing Date except for such changes permitted or contemplated by the terms of this Agreement or such changes which are beyond the control of SFX and except insofar as any such representations and warranties refer solely to a particular date or period, in which case they shall be true and correct in all material respects on the Closing Date with respect to such date and period, and the Sellers shall have received a certificate signed by a duly authorized officer of SFX to that effect.

                  (b) Performance of Agreements. SFX shall have duly performed in all material respects all agreements and obligations required to be performed by it under the Agreements on or before the Closing Date, and the Sellers shall have received a certificate signed by a duly authorized officer of SFX to that effect.

                  (c) Litigation; Consents. No action, suit or other proceeding shall be pending or overtly threatened before or by a court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement or seeking to obtain substantial damages in respect thereof or involving a claim that consummation thereof would result in the violation of any law, decree, rule or regulation of any governmental authority having appropriate jurisdiction, which violation would result in a Material Adverse Effect with respect to SFX and its Subsidiaries taken as a whole. SFX shall have obtained all necessary material consents, if any, from third parties or governmental authorities in connection with the consummation of the transactions contemplated hereby.

                  (d)      Intentionally Omitted.

                  (e) Closing Deliveries. SFX shall have delivered to the Sellers all closing deliveries as contemplated in Section 3(f)(iii).

                  (f) Hart-Scott-Rodino Waiting Period. All applicable waiting periods in respect of the Transaction contemplated by this Agreement under the HSR Act shall have expired at or prior to the Closing.

                  7. REPRESENTATIONS AND WARRANTIES OF NED NM AND NED FESTIVALS

                  Ned NM and Ned Festivals represent and warrant to SFX as follows:

                  (a) Organization, Standing and Power. Each of Ned NM and Ned Festivals is a duly organized and validly existing corporation or limited liability company in good standing under the laws of its state of organization and has full power and authority to own, lease and operate its properties and to carry on its business as now being conducted in the manner of and in the places in which such business is now being conducted. Except as set forth on Schedule 7(a), each of Ned NM and Ned Festivals is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction set forth on Schedule 7(a), which are all of the jurisdictions in which it is required to be so qualified, except such jurisdictions where the failure so to qualify would not result in a Material Adverse Effect with respect to Ned NM or Ned Festivals.

                  (b)      Capitalization.

                           (i)      Ned Festivals has an authorized
capitalization of 1,000 shares of common stock, all of which are issued and outstanding. The Sellers own all of the Festivals Shares as set forth in Schedule A free and clear of all Encumbrances. The Shares are duly authorized, validly issued and outstanding, fully paid and nonassessable. Except for the Shares, there are no other shares of capital stock or equity securities of Ned Festivals issued or outstanding. Except as set forth in Schedule 7(b), there is outstanding no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any capital stock of Ned Festivals or any securities convertible into, or other rights to acquire, any of the capital stock of Ned Festivals; or
(ii) obligates Ned Festivals to grant, offer or enter into any of the foregoing; or (iii) relates to the voting or control of such capital stock, securities or rights.

              (ii) The Sellers own all of the Membership Interests as set forth in Schedule A free and clear of all Encumbrances. The Membership Interests are duly authorized, validly issued and outstanding. Except for the Membership Interests, there are no other membership interests or equity securities of Ned NM issued or outstanding. Except as set forth in Schedule 7(b), there is outstanding no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any of the membership interests in Ned NM or any securities convertible into, or other rights to acquire, any of the membership interests in Ned NM; or (ii) obligates Ned Festivals to grant, offer or enter into any of the foregoing; or (iii) relates to the voting or control of such membership interests, securities or rights.

                  (c) Subsidiaries. Neither Ned NM or Ned Festivals has any Subsidiaries.

                  (d) Due Authorization; Legal Authority, Binding Effect. The execution and delivery of this Agreement and all other agreements, consents and documents relating hereto to be executed and delivered by the Sellers and Ned NM and Ned Festivals (the "Nederlander Closing Documents"), and the consummation by the Sellers and Ned NM and Ned Festivals of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action. The Sellers and Ned NM and Ned Festivals have, and will on the Closing Date have, full legal right, power and authority to execute, deliver and perform this Agreement and the Nederlander Closing Documents and to consummate the transactions contemplated hereunder and thereunder, including selling and transferring the Membership Interests and the Festivals Shares to SFX. This Agreement and the Nederlander Closing Documents, when executed by the Sellers, Ned NM and Ned Festivals and SFX, shall constitute legal, valid and binding obligations of the Sellers and Ned NM and Ned Festivals, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity).

         (e) No Conflicts; Consents. Except as set forth on Schedule 7(e), the execution and delivery of this Agreement or any of the other Nederlander Closing Documents, or the consummation by the Sellers and Ned NM and Ned Festivals of the transactions contemplated hereby or thereby, or compliance with any of the provisions hereof or thereof, will not: (i) conflict with or result in a breach of the Certificate of Incorporation or By-laws of Ned Festivals or the Articles of Organization or Operating Agreement of Ned NM;
(ii) to the actual knowledge of the Sellers, violate any statute, law, rule or regulation applicable to the Sellers or any order, writ, injunction or decree of any court or governmental authority presently in effect; (iii) violate or conflict with, result in any breach of, constitute a default under or give rise to any right of termination or acceleration of, any Material Contract or (iv) result in the creation of any Lien or Encumbrance on any of the Membership Interests or the Festivals Shares. Except as set forth on Schedule 7(e), neither Ned NM or Ned Festivals has received notice that it is in material violation of any statute, law, judgment, decree, order, regulation or rule relating to or affecting the operation, conduct or ownership of the properties or business of Ned NM or Ned Festivals. Except as set forth on Schedule 7(e), no consent or approval of any person, court, governmental authority or other entity is required to be obtained by the Sellers in connection with the execution and delivery of this Agreement or the consummation of the transactions provided for herein.

         (f) Organizational Documents.

                  (i) The Sellers have delivered to SFX a true, correct and complete copy of the certificate of incorporation (including all amendments thereto), of Ned Festivals, certified by the Secretary of State of the state of its incorporation, and a true, correct and complete copy of the by-laws of Ned Festivals currently in effect, certified by the Secretary of Ned Festivals. No action or proceeding is pending or contemplated for the amendment of any such certificate of incorporation or by-laws or for the dissolution or liquidation of Ned Festivals.

                  (ii) The Sellers have delivered to SFX a true, correct and complete copy of the Articles of Organization (including all amendments thereto), of Ned NM, certified by the Secretary of State of the state of its organization, and a true, correct and complete copy of the Operating Agreement of Ned NM currently in effect, certified by the Secretary of Ned NM. No action or proceeding is pending or contemplated for the amendment of any such Articles of Organization or Operating Agreement or for the dissolution or liquidation of Ned NM.

         (g) Financial Statements. The Sellers have delivered to SFX the Financials, a copy of which are attached hereto as Schedule 7(g). Except as set forth on Schedule 7(g), the Financials (i) were prepared in accordance with all books, records and accounts of Ned NM and Festivals, respectively, on an accrual basis and (ii) present fairly in all material respects the financial position of Ned NM and Festivals and the results of operations and stockholders' equity as of the dates and for the respective periods indicated. The expenses reflected on the income statements in the Financials include all expenses necessary to conduct the operations of Ned NM and Festivals as currently conducted.

         (h) Liabilities. Other than as specifically disclosed in the notes thereto or on Schedule 7(h) hereto, the balance sheets of Ned NM and Ned Festivals contained in the Financials make adequate provision for all material fixed and contingent obligations and liabilities of Ned NM and Ned Festivals (including all taxes) as of the date indicated. Except as set forth on the balance sheet of Ned NM as of November 30, 1998, included in the Financials (the "Balance Sheets") or on Schedule 7(h) hereto, Ned NM and Ned Festivals do not have any outstanding indebtedness, accrued expenses, liabilities or obligations required to be provided for in such Balance Sheets other than those incurred since November 30, 1998, in the ordinary course of business.

         (i) Absence of Changes. Except as otherwise set forth on Schedule 7(i) since November 30, 1998, Ned NM and Ned Festivals have been operated in the ordinary course consistent with past practices and have not:

                           (i) experienced a Material Adverse Effect; (ii) declared, set aside, made or paid any dividend or other distribution in respect of their capital stock, or purchased or redeemed, directly or indirectly, any shares of their capital stock; (iii) issued or sold any shares of their capital stock of any class (or that of any Subsidiary), or any options, warrants or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares (or that of any Subsidiary); (iv) incurred any indebtedness for borrowed money or issued or sold any debt securities;
         (v) sold, assigned, mortgaged, transferred, encumbered or granted a security interest in any material asset, tangible or intangible, to any party, except in the ordinary course of business; (vi) forgiven or canceled any material debt or claim or terminated or waived any material right of value, except for the release of certain intercompany obligations owed to or by any of the Sellers, their immediate family members or any of their Affiliates for the fiscal year beginning December 1, 1998; (vii) amended their respective organizational documents; (viii) made any material change in any of their respective accounting methods, principles or practices; (ix) established, amended or materially increased the benefits under any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan; (x) materially increased the compensation payable to any of their respective directors, officers or employees except with respect to bonuses payable for 1998; (xi) agreed to or permitted any of the foregoing; or (xii) suffered any material damage, destruction or loss not covered by insurance with respect to any of their respective assets involving cost or loss in excess of $50,000 in the aggregate.

         (j) Foreign Person. Each of Ned NM and Ned Festivals is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended. At the Closing, each of Ned NM and Ned Festivals shall deliver, if required, an executed certificate in the applicable form set forth in Treasury Regulation Section 1. 1445-2(b)(2).

         (k) Environmental Matters. To the knowledge of Ned NM and Ned Festivals, except as set forth on Schedule 7(k):

                           (i) Neither Ned NM or Ned Festivals or Mesa del Sol is in violation of any applicable Environmental Law, nor are there any Hazardous Substances in, on, over, under or at the Theater in concentrations which would currently violate any applicable

         Environmental Laws, other than such violations that would not, individually or in the aggregate, result in a Material Adverse Effect with respect to the operation of its businesses.

                           (ii) As of the date hereof, each of Ned NM and Ned Festivals and Mesa del Sol has in effect, or has applications pending for, all material Permits required under applicable Environmental Laws for the operation of its business, and is not in violation in any material respect of the terms and conditions of such Permits. Schedule 7(k)(ii) contains a list of all material Permits as of the date hereof held by Ned NM or Ned Festivals issued under applicable Environmental Laws.

                           (iii) Other than as would not, individually or in the aggregate, result in a Material Adverse Effect with respect to their respective businesses, neither Ned NM or Ned Festivals or Mesa del Sol is subject to any consent decree, compliance order, or administrative order issued pursuant to applicable Environmental Laws, and has not received any written notice or request for information, notice of violation, demand letter, administrative inquiry, complaint or claim from any Governmental Authority pursuant to any Environmental Law.

                           (iv) Neither Ned NM or Ned Festivals has received any notice that it is subject to, and Ned NM has not received any notice that Mesa del Sol is subject to, any Liens recorded by any Governmental Authority under applicable Environmental Laws.

         (l) Insurance. Schedule 7(l) contains a list of all insurance policies maintained by Ned NM and Ned Festivals with respect to their businesses, copies of which have bee made available to SFX, and a summary of the claims history under such policies for the past two years (or such shorter period in which either Ned NM or Ned Festivals has been in existence). Each of Ned NM and Ned Festivals is in substantial compliance with all of the provisions of such insurance policies listed on Schedule 7(1) and such policies are in full force and effect. All premiums and other payments due from each of Ned NM and Ned Festivals under or on account of any such policy listed on Schedule 7(l) have been, or by the Closing Date will be, paid. All material property damage or personal injury claims asserted but unresolved against each of Ned NM and Ned Festivals are described on Schedule 7(1) and have previously been provided to SFX. At the Closing, except as otherwise described on Schedule 7(l), all insurance policies maintained by each of Ned NM and Ned Festivals shall be canceled and/or endorsed to withdraw coverage for any future claim with respect to each of Ned NM and Ned Festivals. Neither Ned NM or Ned Festivals has received any notice of any default (including with respect to any payment of premiums or the giving of notices), under any of the policies, and no party to the policy has repudiated any provision thereof. Each of Ned NM and Ned Festivals has been covered during the past three (3) years by insurance in scope and amount customary for the business in which it is engaged.

                  (m) Litigation, Etc. Except as set forth on Schedule 7(m), there are no actions, suits, claims, proceedings or investigations pending or, to the knowledge of Ned NM or Ned Festivals, threatened against Ned NM or Ned Festivals or Mesa del Sol at law or in equity, before or by any court, commission, board, bureau, agency or other federal, state, local or other governmental authority that would result, individually or in the aggregate, in a Material Adverse Effect with respect to their respective businesses. There is no outstanding order, injunction or decree of any court, governmental agency or arbitrator against Ned NM or Ned Festivals or the Membership Interests or the Festivals Shares, and neither Ned NM or Ned Festivals has received any complaints which have been filed with any consumer protection agency, which would result, individually or in the aggregate, in a Material Adverse Effect with respect to its businesses.

         (n) Material Contracts. Schedule 7(n) contains a list of all Material Contracts to which Ned NM or Ned Festivals is a party. With respect to all Material Contracts, except as otherwise set forth on Schedule 7(n) (i) such Material Contracts are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto; (ii) each of Ned NM and Ned Festivals has substantially performed all obligations required to be performed by it and no material default, or event that with notice or lapse of time or both would constitute a material default, exists in respect thereof on the part of Ned NM or Ned Festivals or the other parties thereto, (iii) the continuation, validity and effectiveness of such Material Contracts under the current terms thereof will not be affected by the transfer of the Membership Interests or the Festivals Shares to SFX under this Agreement and (iv) no party to any such Material Contracts has repudiated a material provision thereof.

         (o) Compliance; Governmental Authorizations. Except as set forth on
Schedule 7(k) or 7(o), each of Ned NM and Ned Festivals and their respective properties and assets is in substantial compliance with all federal, state and local laws, statutes, ordinances, rules, regulations and orders applicable to the operation, conduct or ownership of its business or properties. Except as set forth on Schedule 7(o), (i) each of Ned NM and Ned Festivals have all material Permits necessary in the conduct of their respective businesses, and such material Permits are in full force and effect, (ii) no material violations are or have been recorded in respect of any such material Permits, and (iii) no proceeding or, to the knowledge of each of Ned NM and Ned Festivals, investigation is pending or, threatened to revoke or limit any such material Permits. Schedule 7(o) sets forth a list of all such material Permits of each of Ned NM and Ned Festivals.

         (p) Intentionally Omitted.

         (q) Employees. Schedule 7(q) sets forth a true and complete list of all employees of each of Ned NM and Ned Festivals, their positions, locations, salaries or hourly wages and severance arrangements. Neither Ned NM or Ned Festivals has received notification that any of its employees that are listed on Schedule 7(q) currently plans to terminate his or her employment, whether by reason of the transactions contemplated hereby or otherwise. Except as set forth on the Balance Sheets or on Schedule 7(q), there is no liability for unpaid salary or wages, bonuses, vacation time or other employee benefits, including, without limitation, Retirement Benefits, due or accrued, nor liability for withheld or deducted amounts from Employees earnings for the period ending on the Closing Date. Ned NM and Ned Festivals have complied in all material respects with all laws relating to the employment of labor including, without limitation the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and those laws relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and sexual harassment. Except as set forth on Schedule 7(q), neither Ned NM or Ned Festivals is a party to or bound by any collective bargaining agreement, nor, except as otherwise set forth on Schedule 7(q), has it experienced in the past three years any strikes, employee grievances, claims of unfair labor practices, or other collective bargaining disputes. Neither Ned NM or Ned

Festivals has committed any unfair labor practice and, to the knowledge of Ned NM and Ned Festivals, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Ned NM or Ned Festivals.

         (r) Taxes.

                           (i) Except as otherwise disclosed in Schedule 7(r):
         (A) each of Ned NM and Ned Festivals has filed (or received an appropriate extension of time to file) all federal, state, local, and foreign Tax Returns required to be filed by them prior to the Closing Date and such Tax Returns were true and correct in all material respects; (B) each of Ned NM and Ned Festivals has paid all Taxes shown to be due on such Tax Returns or have made appropriate provisions in the Balance Sheets for any Taxes which are being contested in good faith; (C) each of Ned NM and Ned Festivals has withheld and paid over to the appropriate Governmental Authority all Taxes required by law to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party; (D) all tax deficiencies asserted or assessed against Ned NM or Ned Festivals have been paid or finally settled; (E) no claims have ever been made by any tax authority in a jurisdiction where Ned NM or Ned Festivals do not file Tax Returns that it is or may be subject to taxation by that jurisdiction; (F) neither Ned NM or Ned Festivals has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a tax assessment or deficiency, which waiver or extension is currently in effect; (G) there is no pending or, to the knowledge of Ned NM or Ned Festivals, threatened action, audit, proceeding or investigation for the assessment or collection of any Taxes; (H) there are no requests for rulings, subpoenas or requests for information pending with respect to any taxing authority; (I) any adjustments of Taxes made by any federal taxing authority in any examination which is required to be reported to a state, local, or foreign taxing authority has been reported, and any additional Taxes due with respect thereto have been paid; (J) no power of attorney has been granted by Ned NM or Ned Festivals, and is currently in force, with respect to any matter relating to Taxes; and (K) there are no liens (other than liens for Taxes that are not yet due or which are being contested in good faith) on any assets of Ned NM or Ned Festivals that arose in connection with any failure (or alleged failure) to pay any Tax, except for liens which would not, individually or in the aggregate, have a Material Adverse Effect with respect to Ned NM or Ned Festivals.

                           (ii) Except as otherwise disclosed in any of the attached Schedules hereto: (i) neither Ned NM or Ned Festivals has made an election under Section 341 (f) of the Code; (ii) neither Ned NM or Ned Festivals has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 28OG of the Code; (iii) neither Ned NM or Ned Festivals has been a United States real property holding company within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii);

                           (iii) For purposes of this Section 7(r), the following terms will have the following meanings:

                                    (A) "Tax" or "Taxes" shall mean any
                  federal, state, local and foreign income, franchise, profits or gross receipts taxes; ad valorem, value added, sales and use taxes; real or personal property or capital stock taxes; payroll, employment, social security, workers' compensation or unemployment compensation taxes; or excise, transfer and gains taxes; and interest, penalties or additions thereto imposed by any tax authority payable by Ned NM or Ned Festivals, or chargeable or relating to the assets, income or revenue of Ned NM or Ned Festivals.

                                    (B) "Tax Return" shall mean returns,
                  reports, information statements, or other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained in connection with the calculation, determination, assessment or collection of any Tax;

                           (iv) Neither SFX nor any of its Affiliates shall make any election under Section 338 of the Code or under any similar provision of any state or local law with respect to the Transaction.

         (s) No Brokers or Finders. No person or entity is entitled to any brokerage commission, finder's fees, advisory or other like payment from the Sellers in connection with this Agreement or the transactions contemplated hereby except Lenard & Gonzalez LLP, whose fee shall be paid by the Sellers.

         (t) Title to Properties. Except as set forth on Schedule 7(t), each of Ned NM and Ned Festivals has good and marketable title to, or valid leasehold interests in, the subleasehold estate created by the Sublease and in all of their other respective material properties and assets (real, personal or mixed), including without limitation, all of the material properties and assets listed on the Balance Sheets or acquired since the date of the Balance Sheets, except for any properties and assets sold or disposed of since the date of the Balance Sheets consistent with customary industry practice. The properties and assets owned or leased by each of Ned NM and Ned Festivals are all of the properties and assets necessary to conduct their business and operations in all material respect as now conducted.

         (u) Intellectual Property.

             (i) Each of Ned NM and Ned Festivals own or have the right to use pursuant to license, sublicense, agreement or permission all trademarks, service marks, trade dress, logos, trade names and corporate names ("Intellectual Property") necessary to conduct their business and operations in all material respect as now conducted. Except as set forth in Section 12(d), each item of Intellectual Property owned or used by Ned NM or Ned Festivals to conduct their business and operations is owned or available for use by Ned NM or Ned Festivals on identical terms and conditions immediately subsequent to the Closing Date.

            (ii) Neither Ned NM or Ned Festivals has interfered with, infringed upon or misappropriated any Intellectual Property rights of third parties, and have not received any charge, complaint, claim, demand or notice alleging any such interference, infringement or misappropriation (including any claim that Ned NM or Ned Festivals must license or refrain from using any

Intellectual Property rights of any third party). To the knowledge of Ned NM and Ned Festivals, no third party has interfered with, infringed upon or misappropriated any Intellectual Property rights of Ned NM or Ned Festivals.

                  (v) Transactions With Affiliates. Except as set forth on
Schedule 7(v), none of the Sellers, officers or directors, or any of their immediate family members, or, to the knowledge of Ned NM or Ned Festivals, none of their respective employees, is currently a party (either directly or indirectly) to any transaction with or involving Ned NM or Ned Festivals or Mesa del Sol including, without limitation, any arrangement (other than for services in the ordinary course of business as directors, officers or employees of Ned NM or Ned Festivals) providing for (a) the furnishing of services by or to, (b) the rental of the sites on which the properties leased by Ned NM or Ned Festivals are located, (c) any loan or other indebtedness from or to, (d) the grant of any mortgage, security interest, pledge or other encumbrance from or to, or (e) otherwise requiring payments or other consideration (including a promise of forbearance) from or to, any such person.

                  (w)      Real Property.

                           (i) Schedule 7(w) contains a list and brief description of all real property owned or leased by Ned NM or Ned Festivals and the improvements (including buildings and other structures) located on such real property (including a brief description of the use to which such property is being employed and, in the case of any such property which is leased, the termination date or notice requirement with respect to termination, annual rental and renewal or purchase options) (the "Real Property"). Complete and correct copies of all such leases have been made available to SFX prior to the date hereof. Schedule 7(w) contains a list of all of the title insurance policies with respect to the Real Property owned, leased or subleased by Ned NM and Ned Festivals.

                           (ii) Except as provided in Schedule 7(w), neither Ned NM or Festivals has received any notice of a pending or contemplated annexation or condemnation or similar proceedings affecting, or which may affect, all or any portion of the Real Property.

                           (iii) The tenancies described on Schedule 7(w) constitute all of the written and oral agreements which grant rights of use or possession with respect to the Real Property; except as otherwise noted on Schedule 7(w), (a) the leases described on Schedule 7(w) are valid and subsisting and in full force and effect, have not been amended, modified or supplemented and the tenants, licensees or occupants thereunder are in actual possession, (b) there are no pending summary proceedings or other legal actions for eviction of any such tenant, and (c) no written notice of default on the part of the tenant under any of the leases has been received by Ned NM or Festivals or their respective agents from the landlord thereunder which has not been cured and neither Ned NM or Ned Festivals has any actual knowledge of any default by the tenant under any such leases.

                           (iv) Those management agreements and operating agreements listed on Schedule 7(w) constitute all of the written and oral agreements for the provision of management and/or operating services to the Real Property and all such agreements unless otherwise disclosed on Schedule 7(w) are terminable upon thirty (30) days notice by the party to whom services are being provided thereunder.

         (v) Except as set forth on Schedule 7(w), there are no commissions or other compensation now or hereafter payable to any broker or other agent under any written or oral agreement or understanding with such broker or agent in relation to any of the leases to which Ned NM or Festivals is a party or any extension thereof. With respect to any and all such brokerage commissions, each of Ned NM and Festivals covenants and agrees to pay any such brokerage commissions or compensation at or prior to the Closing Date and shall hold SFX and Acquisition Sub harmless and defend each of SFX and Acquisition Sub in regard to any and all claims for brokerage commissions or other compensation relating to any leasing activity prior to the Closing Date, including without limitation, reasonable attorney's fees and expenses (notwithstanding anything to the contrary contained in this Agreement, such indemnity obligation shall survive the Closing Date).

         (vi) Neither Ned NM or Ned Festivals have received any written notice of (a) any violation of any federal, state or local laws, codes, regulations or ordinances affecting the Real Property including, without limitation, zoning, building or similar laws or ordinances, (b) any covenant, restriction, condition or agreement contained in any instrument affecting the Real Property or (c) any default from any third party who shall be benefitted by any such restriction, condition or agreements referred to in subparagraph (b) hereof.

         (vii) Except as set forth on Schedule 7(w), there are no charges, complaints, actions, proceedings or investigations pending or (to the actual knowledge of Ned NM and Festivals) threatened against or involving Ned NM or Festivals or the Real Property.

         (viii) There are no, and on the Closing Date there will be no, mechanics', materialmen's or similar liens against the Real Property or any portion thereof (except for work performed in the ordinary course of business or such other work which may be performed with the prior written consent of SFX which are the responsibility of Ned NM or Festivals to remove.

         (ix) Schedule 7(w) contains a list of all parking agreements to which Ned NM or Festivals is a party. Except as set forth on Schedule 7(w), neither Ned NM or Festivals has received written notice of any violation of any material federal, state or municipal laws or ordinances with respect to such agreements, all such agreements are in full, force and effect, and to the actual knowledge of the Sellers: (a) no material default has occurred and is continuing under and any such agreements and no event has occurred which, with the giving of notice or the lapse of time, has occurred and is continuing which would constitute a material default under any such agreements, and (b) the current and continued use of the parking provided to the Venues pursuant to such agreements does not violate any applicable legal requirements.

         (x) Neither Ned NM or Festivals has received any written notice from any insurance company that has issued a policy with respect to the Real Property or from any landlord of the Real Property requesting performance of any structural or other repairs or alterations to the Real Property.

         (xi) Without limiting any other representations or warranties contained in this Section 7:

          (A) (1) The Sublease dated November 18, 1997 (the "Sublease") between Ned NM and the County of Bernalillo, New Mexico, is in full force and effect and, except as disclosed in Schedule 7(w), has not been amended, modified, transferred or assigned by either party thereto. Except as disclosed in Schedule 7(w), to the actual knowledge of the Sellers and Ned NM, neither party is in default under the Sublease and no condition exists which, with the giving of notice, the passage of time or both, would constitute a default thereunder. The County of Bernalillo has not notified any Seller or Ned NM in writing that it intends to, nor, to the knowledge of the Sellers and Ned NM, has the County of Bernalillo threatened to terminate or cancel the Sublease. Ned NM's right under the Sublease and related agreements to develop, own and operate Mesa del Sol has not been challenged by pending or, to the knowledge of the Sellers and Ned NM, threatened government action or litigation or by similar action of any private parties; and

               (2) To the knowledge of Ned NM, the Groundlease is in full force and effect and pursuant to the terms of the Sublease and the Groundlease, the New Mexico State Land Office has consented to the Sublease.

          (B) The Sellers have no reason to believe that the plans and specifications for Mesa del Sol which have been heretofore submitted by Ned NM for approval to the City of Albuquerque will not be approved promptly without material changes thereto.

          (C) The Sellers have no reason to believe that Mesa del Sol will not, upon completion of Mesa del Sol as contemplated by the plans and specifications therefor, comply in all material respects with all applicable municipal and regional zoning, subdivision and land use requirements.

          (D) To the actual knowledge of the Sellers, no portion of the site upon which Mesa del Sol is to be constructed consists of "wetlands" under applicable law and the Sellers have no actual knowledge that the approval of the United States Army of Engineers or any similar governmental agency is required in connection with the development or construction of Mesa del Sol.

          (E) Excluding the conditions and requirements in respect of establishing sound monitoring procedures as contemplated by the Sublease and the Environmental Planning Commission conditions included in Schedule 7(w) annexed hereto, to the actual knowledge of the Sellers, (x) those environmental impact reports of which the Sellers are currently aware, and those which the Sellers have been requested to obtain, if any, for the construction of Mesa del Sol have been duly submitted and approved, and (y) there are no notice periods or waiting periods which have not expired in respect of any such environmental impact reports without objection or rejection by any governmental agencies or third parties, and (z) Ned NM will not be required to perform any remediation relating to any Hazardous
     Substances in connection with the completion of the construction of Mesa del Sol.

          (F) Sellers have delivered to SFX true and complete copies of all plans and specifications, studies, consultants' reports and feasibility analyses in the possession and control of the Sellers relating to Mesa del Sol and have made available to SFX all material correspondence in the possession and control of the Sellers relating to Mesa del Sol.

          (G) No third-party consent (from any governmental authority or other person) is required in connection with the transfer of ownership and control of Ned NM to SFX or Acquisition Sub.

          (H) True, correct and complete copies of the site plan, budget and schedules referred to in the letter of John Showan to Michael Datz dated January 22, 1999 are annexed hereto as Exhibit 7(w)(xi)(H).

         8. REPRESENTATIONS AND WARRANTIES OF EACH SELLER

         Each Seller represents and warrants for itself and not with respect to any other Seller to SFX as follows:

         (a) Authorization of Transaction. Such Seller has full power and authority to execute and deliver this Agreement and to perform his, her or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each Seller, enforceable in accordance with its terms and conditions. Such Seller if a natural person, is over 21 years of age and has not had a legal representative appointed by a court of law or otherwise act in his or her behalf or with respect to any of his or her property. If such Seller is not a natural person: such Seller is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action; no other corporate or other proceeding on the part of such Seller is necessary to authorize this Agreement or to consummate the transactions contemplated hereby; and this Agreement has been duly delivered by such Seller.

         (b) Noncontravention. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby, will
(A) violate the certificate of incorporation and by-laws or other organizational documents of such Seller or (B) except as set forth on Schedule 8(b), conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which such Seller is a party, by which it is bound or to which any of its assets is subject.

         (c) The Festivals Shares and Membership Interests. Each Seller holds of record and owns beneficially the number of Shares and/or Membership Interests set forth next to its name on Schedule A, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), security interests, options, warrants, purchase rights, contracts, commitments and equities. Each Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require such Seller to sell, transfer, or otherwise dispose of any capital stock of Ned Festivals or Ned NM (other than this Agreement).

         9. REPRESENTATIONS AND WARRANTIES OF SFX AND ACQUISITION SUB

         SFX and Acquisition Sub represent and warrant to the Sellers as follows:

         (a) Organization, Standing and Power. Each of SFX and Acquisition Sub is a duly organized and validly existing corporation in good standing under the laws of its state of incorporation and has full power and authority to own, lease and operate its properties and to carry on its business as now being conducted in the manner of and in the places in which such business is now being conducted. Each of SFX and Acquisition Sub is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which it is required to be so qualified, except such jurisdictions where the failure so to qualify would not result in a Material Adverse Effect with respect to SFX or Acquisition Sub.

         (b) Due Authorization; Legal Authority; Binding Effect. The execution and delivery of this Agreement and all other agreements, consents and documents relating hereto to be executed and delivered by SFX and Acquisition Sub (collectively, the "SFX Closing Documents"), and the consummation by SFX and Acquisition Sub of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action by SFX and Acquisition Sub. SFX and Acquisition Sub have, and will on the Closing Date have, full legal right, power and authority to execute, deliver and perform this Agreement and the SFX Closing Documents, and to consummate the transactions contemplated hereunder and thereunder. This Agreement and the SFX Closing Documents, when executed by SFX and Acquisition Sub, on the one hand, and the Sellers, on the other hand, shall constitute legal, valid and binding obligations of SFX and Acquisition Sub enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws affecting the rights of creditors generally and subject to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity).

         (c) No Conflicts, Etc. Except as set forth on Schedule 9(c), neither the execution and delivery of this Agreement, nor any of the other SFX Closing Documents, nor the consummation by SFX and Acquisition Sub of the transactions contemplated hereby or thereby, nor compliance with any of the provisions hereof or thereof, will: (i) conflict with or result in a breach of the Certificate of Incorporation or By-laws of SFX or Acquisition Sub, (ii) to the knowledge of SFX, violate any statute, law, rule or regulation applicable to SFX or any order, writ, injunction or decree of any court or governmental authority presently in effect; (iii) violate or conflict with, result in any breach of, constitute a default under, give rise to any right of termination or acceleration of any mortgage, indenture, or other agreement or writing of any nature to which SFX or Acquisition Sub is a party or by which they or their assets or properties may be bound. No consent or approval of, or notification to any person, party, court, governmental authority or other entity is required to be obtained by SFX or Acquisition Sub in connection with the execution and delivery of this Agreement or the performance of the terms hereof or the consummation of the transactions provided for herein, other than under the HSR Act.

         (d) Litigation. Except as disclosed in the reports, registration statements, definitive proxy statements and all other documents filed by SFX with the SEC since January 1, 1997, together with any amendments thereto, to the knowledge of SFX and Acquisition Sub, there are no actions, suits, claims, proceedings or investigations pending or threatened against SFX or Acquisition Sub at law or in equity, before or by any court, commission, board, bureau, agency or other federal, state, local or other governmental authority that would result, individually or in the aggregate, in a Material Adverse Effect or otherwise prevent, delay or materially impact the performance of SFX or Acquisition Sub under this Agreement or with respect to the transactions contemplated hereby. There is no outstanding order, injunction or decree of any court or governmental agency against SFX or Acquisition Sub which would result, individually or in the aggregate, in a Material Adverse Effect with respect to SFX or Acquisition Sub or otherwise prevent, delay or materially impact the performance of SFX or Acquisition Sub under this Agreement or with respect to the transactions contemplated hereby.

         (e) Intentionally Omitted.

         (f) No Required Stockholder Vote or Consent. The affirmative vote or consent of the holders of a majority of the outstanding shares of common stock of SFX or Acquisition Subis not required to adopt this Agreement and approve the other transaction contemplated hereby. No other vote or consent of the holders of any class or series of capital stock is required by law, the Certificate of Incorporation or By-Laws of SFX or Acquisition Sub or otherwise to adopt this Agreement and approve the other transactions contemplated hereby.

         (g) No Brokers or Finders. No person or entity is entitled to any brokerage commission, finder's fees, advisory or other like payment from SFX or Acquisition Sub in connection with this Agreement or the transactions contemplated hereby, except Bear Stearns & Co., Inc., whose fee shall be paid by SFX.

         (h) Investment Intent. On the Closing Date, SFX or Acquisition Sub is acquiring the Shares for investment purposes and not with a view to or in connection with a distribution within the meaning of the Securities Act. Each of SFX and Acquisition Sub is an accredited investor as defined in Regulation D of the Securities Act with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of entering into the transactions contemplated by this Agreement. The provisions of this Section 9(h) shall survive the Closing.

         (i) Financial Capacity. Each of SFX and Acquisition Sub will have sufficient funds readily available to satisfy all of its obligations under this Agreement to be performed at

Closing. Consummation of the transactions contemplated under this Agreement will not result in SFX or Acquisition Sub being deemed insolvent.

         (j) Intentionally Omitted.

         (k) Due Diligence. Each of SFX and Acquisition Sub has had the full opportunity to review all requested documents from the Sellers concerning Ned NM and Ned Festivals and/or the transactions contemplated by this Agreement, including, without limitation, the documents listed on Schedule 9(k). Each of SFX and Acquisition Sub has undertaken such due diligence regarding such documents as SFX and Acquisition Sub deem adequate.

         10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         Except for the representation set forth in Section 7(r), which shall survive for the applicable statute of limitations with respect thereto, or any voluntary extensions thereof, all representations and warranties made by any party to this Agreement or pursuant hereto are made as of the date hereof and shall survive the Closing for a period of 15 months and upon the expiration of such period shall lapse and be of no further force and effect.

         11. CONDUCT AND TRANSACTIONS PRIOR TO CLOSING

         (a) By the Sellers.

                           (i) Access to Records and Properties of the Sellers. From and after the date hereof until the Closing Date, upon the prior consent of the Sellers, which shall not be unreasonably withheld, the Sellers shall afford and, with respect to clause (B) below, shall use reasonable efforts to cause Ned NM's and Ned Festivals' independent accountants to afford, (A) to the officers, independent accountants, counsel and other representatives of SFX, access at all reasonable times to the offices, properties, contracts, books and records of Ned NM and Ned Festivals, and to such additional financial and operating data and other information about the business of Ned NM and Ned Festival, as SFX shall from time to time reasonably request; and (B) to SFX's independent accountants, confidential access to work papers and other records of Ned NM's and Ned Festivals' independent accountants.

                           (ii) Operation of the Business of Ned NM and Ned Festivals. From the date hereof to the Closing Date, except as consented to or approved by an officer of SFX in writing or as required by this Agreement, the business of Ned NM and Ned Festivals shall be operated and conducted in the ordinary course of business consistent with present practices.

                  12.      ADDITIONAL COVENANTS

                  (a)      Cooperation.

                  (i) Subject to Section 16, SFX and the Sellers shall cooperate with one another in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein.

                  (ii) After the Closing, each of SFX and the Sellers shall allow, and SFX and the Sellers shall cause their respective Affiliates to allow, each of their respective counsel, accountants and other representatives, such reasonable access to data and records of or relating to Ned NM and Ned Festivals as each of SFX and the Sellers shall reasonably request. In addition, prior to Closing, Sellers shall cause Ned NM to provide SFX with written authorization in form reasonably satisfactory to both Ned NM and SFX which shall (x) confirm that SFX may request confirmation from the appropriate zoning authorities that the intended use of Mesa del Sol for the promotion of live musical events and other live entertainment will be in compliance with all applicable zoning ordinances, and (y) authorize SFX to make inquiry with other governmental authorities relating to the development of Mesa del Sol including the landlord under the Groundlease and the sublandlord under the Sublease.

                  (iii) Each of SFX and Acquisition Sub agrees that it shall preserve and keep the records of Ned NM and Ned Festivals delivered to it hereunder for a period of five (5) years from the Closing, or for any longer period as may be required by any government agency or as identified by SFX and the Sellers as being required for claims or litigation matters, and each of SFX and Acquisition Sub shall cause Ned NM and Ned Festivals to make such records available to the Sellers as may be reasonably required in connection with any legal proceedings by or against the Sellers or governmental investigations or tax examination of the Sellers. In the event that SFX and Acquisition Sub wishes to destroy such records after the appropriate time periods, SFX shall give 180 days' prior written notice to the Sellers which shall have the right at its option and expense to take possession of said records within such 180-day period.

                  (b)      Intentionally Omitted.

                  (c)      Intentionally Omitted.

                  (d) No License; Name Change; Subsequent Filings. Neither SFX nor Acquisition Sub shall have any license or right to use in any manner the trademarks, tradenames, service marks, service names, copyrights, patents, trade secrets, know-how, or any applications relating to any of the foregoing, or other intellectual property rights, directly or indirectly, owned by, licensed to or relating to the Sellers, their Affiliates or otherwise incorporating or relating to the name "Nederlander" or any derivation or combination thereof in any form. As soon as practicable and in any event within five Business Days after the Closing Date, SFX or Acquisition Sub shall file with the Secretary of State or other appropriate official of each state or county in which either of Ned NM or Ned Festivals is incorporated or qualified to transact business such documents, notices or certificates as are necessary to change the name of Ned NM and Ned Festivals to a name that does not include the word "Nederlander," and shall promptly deliver written confirmation of such filing to the Sellers. As promptly as practicable and in any event within 45 days after the Closing Date, SFX or Acquisition Sub shall cause Ned NM and Ned Festivals to cease using and shall use its best efforts to remove from all assets and property of Ned NM and Ned Festivals the name "Nederlander," all related logos and trademarks and all derivatives thereof. SFX hereby indemnifies and holds the Sellers and their Affiliates harmless from and against any and all Losses in connection with SFX's or [Acquisition Sub]'s breach or alleged breach of this Section 12(d), including, but not limited to legal, investigative and other professional fees and expenses.

                  (e) Release of Guaranties, Etc. SFX shall use commercially reasonable efforts to obtain the release of the Sellers or any Affiliate of the Sellers from those guaranties, bonds, letters of credit or similar contingent obligations set forth in Schedule 12(e) hereto prior to the Closing, and shall indemnify and hold the Sellers and their Affiliates harmless from and against, and shall on demand reimburse them for, any Losses suffered or incurred by the Sellers and their Affiliates following Closing as a result of the failure by SFX to obtain any such release or to provide a replacement guaranty, bond, letter of credit or similar item. In no event shall SFX be liable to the Sellers and their Affiliates for any nonperformance by the Sellers and their Affiliates with respect to any of the obligations of the Sellers and their Affiliates covered by any guaranty, bond, letter of credit or similar item prior to Closing.

                  (f)      Intentionally Omitted.

                  (g) Notice of Events. From time to time prior to the Closing Date, each party shall notify the others if it becomes aware of any matters or events arising or discovered subsequent to the date hereof that, if existing or known on the date hereof, would have rendered any statement, representation or warranty made by the other party (including any information contained in any schedule hereto) inaccurate or incomplete.

                  (h) Filings and Governmental Consents. Subject to Section 12(j), after the execution and delivery of this Agreement, the Sellers and SFX each shall use their commercially reasonable efforts to cooperate in obtaining any consent, approval, authorization or order of, or in making any registration or filing with, any governmental agency or body required in connection with the execution, delivery or performance of this Agreement or in connection with the transactions contemplated hereby.

                  (i) Hart-Scott Rodino Filing. On February 10, 1999, SFX and the Sellers shall file with the United States Department of Justice and the Federal Trade Commission a Notification and Report Form in accordance with the notification requirements of the HSR Act and shall use their reasonable best efforts to achieve the prompt termination or expiration of the waiting period or any extension thereto provided for under the HSR Act as a prerequisite to the consummation of the transaction provided for herein.

                  (j)      Confidentiality.

                           (i) Except for disclosure to accountants, attorneys, financial advisors and other consultants or advisors, each of SFX and Acquisition Sub and their subsidiaries agrees that they shall, and shall cause their officers, employees and authorized representatives to, hold in strict confidence the terms of this Agreement and all data and information obtained by them from the Sellers (unless such information is a matter of public knowledge or has heretofore been or is hereafter published or filed as public information through no action or fault of SFX, Acquisition Sub, their subsidiaries or persons under their control, or becomes readily ascertainable from public or published information or trade sources) and shall ensure that such officers, employees and authorized representatives do not, disclose such terms or information to others without the prior written consent of the Sellers, except if required by a Court of competent jurisdiction or otherwise required by law. If any party hereto, or any officer, employee or authorized representative thereof, is requested in any proceeding to disclose any information described in the immediately preceding sentence, such party shall give the other parties prompt notice of such request so they may seek an appropriate protective order. If, in the absence of such a protective order, a party hereto, or any officer, employee or authorized representative thereof, is nonetheless compelled to disclose any information described in the first sentence of this Section 12(j)(i), such person or entity may disclose such information provided, however, that such person shall use his, her or its best efforts to obtain assurances that confidential treatment will be accorded to such information.

                           (ii) Except for disclosure to accountants, attorneys, financial advisors and other consultants or advisors, the Sellers each agree that they shall, and shall cause their officers, employees and authorized representatives to, hold in strict confidence the terms of this Agreement and all data and information obtained by them from SFX (unless such information is a matter of public knowledge or has heretofore been or is hereafter published or filed as public information through no action or fault of the Sellers or becomes readily ascertainable from public or published information or trade sources) and shall ensure that such officers, employees and authorized representatives do not disclose such terms or information to others without the prior written consent of SFX, except if required by a Court of competent jurisdiction or otherwise required by law. If any party hereto, or any officer, employee or authorized representative thereof, is requested in any proceeding to disclose any information described in the immediately preceding sentence, such party shall give the other parties prompt notice of such request so they may seek an appropriate protective order. If, in the absence of such a protective order, a party hereto, or any officer, employee or authorized representative thereof, is nonetheless compelled to disclose any information described in the first sentence of this
         Section 12(j)(ii), such person or entity may disclose such information provided, however, that such person shall use his, her or its best efforts to obtain assurances that confidential treatment will be accorded to such information.

                           (iii) In the event this Agreement is terminated, the Sellers, on the one hand, and SFX on the other, each agree if so requested by the other party, to return promptly or to destroy every document furnished to either of them by the other party or any division, associate or affiliate of such other party and any copies thereof which may have been made, and which is in its possession or under its control, in connection with the transactions contemplated hereby, and to cause its representatives, and any representative of financial institutions, partnerships and others to whom such documents were furnished, promptly to return such documents and any copies thereof any of them may have made, other than documents filed with the SEC or otherwise publicly available.

                  (k) "As Is, Where Is" Acquisition. Notwithstanding anything in this Agreement to the contrary, it is expressly understood by and among the parties, that there are no representations, warranties or covenants, express or implied, made with respect to the condition of any real or personal property or other assets, tangible and intangible, which become property of SFX by virtue of the Transaction, except as expressly set forth herein. Furthermore, there are no representations, warranties or covenants, express or implied, being made with respect to any obligations, liabilities or potential liabilities associated with any of such assets except as expressly set forth herein. Finally, there are no representations, warranties or covenants made, express or implied, with respect to any information, projections, budgets or other financial information provided to SFX except as expressly set forth herein.

                  (l) Further Actions. Except as provided in Section 12(i), each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable efforts: (i) to obtain all necessary waivers, consents and approvals, to give all notices and to effect all necessary registrations and filings, and (ii) to defend any lawsuits or other legal proceedings, whether judicial or administrative and whether brought derivatively or on behalf of third parties (including governmental agencies or officials), challenging this Agreement or the consummation of the transactions contemplated hereby.

                  (m) Construction of Mesa del Sol; Non-Compliance; Liquidated Damages.

                           (i) SFX hereby agrees, after the Closing Date, to use its commercially reasonable efforts to commence and complete, or cause to be commenced and completed, the construction of Mesa del Sol substantially in conformance with the plans and specifications for Mesa del Sol previously provided by the Sellers to SFX, including, without limitation, with respect to the scope of the work and quality of materials to be used, to effect, or cause to be effected, to the extent within its control, the Necessary Road Improvements, in both cases in such time that Mesa del Sol is available for partial operation for the entire 2000 season and is available for operation at Full Capacity for the entire 2001 season, and otherwise to cause Ned NM to fulfill its obligations under the Sublease. Notwithstanding the foregoing, in the event that SFX is unable or is prevented from constructing the project on or before January 31, 2003, for reasons beyond its control and notwithstanding the exercise of commercially reasonable efforts by SFX, then the Sellers shall be required to return the Down Payment and the Construction Cost Payment to SFX.

                           (ii) If the construction of Mesa del Sol, is not completed in such time that the theater is available for operation by January 31, 2001, then, unless Ned NM was unable to construct or was prevented from constructing Mesa del Sol for reasons beyond its control notwithstanding the exercise of its commercially reasonable efforts, then (x) Sellers shall retain the Down Payment, and (y) SFX promptly shall pay to the Sellers the sum of $2,500,000 as and for liquidated damages for the material breach of this Agreement in lieu of any other rights or remedies which the Sellers may have against SFX. The parties agree that such amount shall be reasonable liquidated damages. The parties further agree that, to the fullest extent permitted by law, the payment of such liquidated damages as provided herein shall be the sole and exclusive remedy if the construction of Mesa del Sol is not completed in such time that the theater is available for operation by January 31, 2001.

                           (iii) SFX acknowledges that the County of Bernalillo is in default under the Sublease with respect to those items set forth in Schedule 7(w) and hereby agrees to grant the County an extension of time to satisfy such items, provided, however, that such extension shall not be so long as to prevent SFX from completing, or causing to be completed, the construction of Mesa del Sol so that it is available for operation by January 31, 2001.

                  13.      INDEMNIFICATION OF PURCHASER

                  Subject to Sections 10 and 16, the Sellers, jointly and severally, hereby agree that they will indemnify, save harmless and defend SFX and each of its Subsidiaries, Affiliates, officers and directors, from and against any and all Losses incurred by any of them by reason of, or arising out of:

               (i) any claims of any broker or finder engaged by the Sellers or Ned NM or Ned Festivals;

               (ii) any breach of any representation or warranty by the Sellers or Ned NM or Ned Festivals contained in this Agreement (including the schedules hereto); and

               (iii) any breach by the Sellers or Ned NM or Ned Festivals of any covenant of this Agreement (or any other agreements entered into pursuant hereto).

               (iv) any personal injury or property damage claim attributable to the period prior to Closing up to an amount equal to the amount paid by SFX in respect of any such claim (but in no event to exceed an amount equal to the deductible under the applicable insurance policy); provided, however, that the Basket Amount (as defined below, shall not apply to any Losses incurred by SFX or its subsidiaries under this Section 13(iv) and shall not be counted toward determining any limitation on the Sellers' indemnity obligations under the Agreements.

          14. INDEMNIFICATION OF THE SELLERS

          Subject to the provisions of Sections 10 and 16, SFX and Acquisition Sub shall indemnify, save harmless and defend the Sellers and their respective Sellers, Subsidiaries, parents, Affiliates, officers and directors from and against any and all Losses incurred by any of them by reason of, or arising out of:

               (i) any claims of any broker or finder engaged by SFX or Acquisition Sub;

               (ii) any breach of any representation or warranty by SFX or Acquisition Sub contained in this Agreement (including the schedules hereto);

                           (iii) any breach by SFX or Acquisition Sub of any covenant of this Agreement (or any other agreements entered into pursuant hereto); and

               (iv) any claim asserted against the Sellers under the Non-Imputation Affidavit (collectively, the "Non-Imputation Losses")
          (a) up to an amount equal to the Basket Amount (as hereinafter defined) (which amount shall be reduced by the aggregate amount of any Deductible Losses suffered by SFX or Acquisition Sub for which they have been indemnified by the Sellers under Section 13(ii) or 13(iii) of all of the Agreements) and SFX shall reimburse the Sellers on demand for any such Non-Imputation Losses covered by this Section 14(iv)(a), provided, however, if Deductible Losses under all of the Agreements in the aggregate exceed the Basket Amount, the Sellers shall promptly reimburse SFX for any amounts paid to the Sellers by SFX under this Section 14(iv)(a), and (b) which exceed the sum of $6,500,000 (which amount shall be reduced by the amount of all Deductible Losses suffered by SFX or Acquisition Sub for which they have been indemnified by the Sellers under Section 13(ii) or 13(iii) of all of the Agreements) and the amount of any such Non-Imputation Losses shall be paid by SFX to the Sellers upon demand.

                  15.      RULES REGARDING INDEMNIFICATION

                  (a) The rights and obligations of each party claiming a right to indemnification hereunder ("Indemnitee") from the other party ("Indemnitor") shall be governed by the following rules:

                           (i) The Indemnitee shall give prompt written notice to the Indemnitor of any state of facts which Indemnitee determines will give rise to a claim by the Indemnitee against the Indemnitor based on the indemnity agreements contained in Sections 13 and 14, stating the nature and basis of said claims and the amount thereof, to the extent known; provided, however, that any claim for indemnification hereunder must be received by the Indemnitor within six months after the Closing Date.

                           (ii) In the event any action, suit or proceeding is brought against the Indemnitee, with respect to which the Indemnitor may have liability under the indemnity agreements contained in Section 13 and 14, the Indemnitor shall have thirty (30) days after receipt of notice of such action, suit or proceeding to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof (including all proceedings on appeal or for review which counsel for the Indemnitee shall deem appropriate), and the Indemnitee shall cooperate with it in connection therewith. The Indemnitor shall permit the Indemnitee to participate in such settlement or defense through counsel chosen by such Indemnitee. If the Indemnitee elects to so participate, the fees and expenses of such counsel shall be borne by the Indemnitee. So long as the Indemnitor, at Indemnitor's cost and expense, (1) has undertaken the defense of, and assumed full responsibility for all indemnified liabilities with respect to, such claim, (2) is reasonably contesting such claim in good faith, by appropriate proceedings, and (3) has taken such action (including the posting of a bond, deposit or other security) as may be necessary to prevent any action to foreclose a lien against or attachment of the property of the Indemnitee for payment of such claim, the Indemnitee shall not pay or settle any such claim. Notwithstanding compliance by the Indemnitor with the preceding sentence, the Indemnitee shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the Indemnitor for such claim. If, within thirty (30) days after the receipt of a notice of a claim of indemnity hereunder, the Indemnitor does not notify the Indemnitee that it elects, at Indemnitor's cost and expense, to undertake the defense thereof and assume full responsibility for all indemnified liabilities with respect thereto, or gives such notice and thereafter fails to contest such claim in good faith or to prevent action to foreclose a lien against or attachment of the Indemnitee's property as contemplated above, the Indemnitee shall have the right to contest, settle and/or compromise the claim and, to the extent the actions, if any, taken by the Indemnitee in settling or compromising such claim are reasonable and in good faith, the Indemnitee shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

               (iii) The Indemnitee shall be kept fully informed by the Indemnitor of such action, suit or proceeding at all stages thereof, whether or not it is represented by counsel. The parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

                  (b) The Indemnitor shall make no settlement of any claims which Indemnitor has undertaken to defend without Indemnitee's consent unless the Indemnitor fully indemnifies the Indemnitee for all Losses and such settlement does not involve (i) the entry of injunctive or other equitable relief against the Indemnitee or (ii) an admission of guilt or wrongdoing.

                  (c) The Sellers in the aggregate shall not be responsible for Losses indemnifiable under Sections 13(ii) or (iii) ("Deductible Losses") unless and until such Deductible Losses in the aggregate exceed an amount equal to $450,000 (the "Basket Amount") as reduced by any Non- Imputation Losses theretofore reimbursed by SFX to Sellers. In the event that the aggregate of such Deductible Losses exceeds the Basket Amount, the Sellers in the aggregate shall indemnify SFX and all other indemnified parties for all Deductible Losses including the Basket Amount; provided, however, in no event shall the indemnity obligations of the Sellers, for Deductible Losses under Section 13 of this Agreement plus an amount equal to all Non-Imputation Losses exceed the purchase price theretofore paid by SFX under Section 3(c) of this Agreement.

                  (d)      Intentionally Omitted.

                  (e) If any Indemnitee shall have actual knowledge as of the Closing Date that any of the representations or warranties of any other party hereto contained herein are false or inaccurate or that an Indemnitor is in breach of any covenant or obligation under this Agreement, then the Indemnitor shall have no liability for any loss resulting from or arising out of the falsity or inaccuracy of such representations or warranties, or the breach of such covenant or obligation.

                  (f) Any indemnifiable Loss hereunder shall be calculated on a net after tax basis and shall be reduced by the amounts actually recovered by the Indemnitee from its insurance carriers and any amounts recovered by such party subsequent to the payment by the Indemnitor with respect to the same claim shall be remitted to the Indemnitor; provided that such remittance shall not exceed the amount of the indemnification payment made by such Indemnitor.

                  (g) The remedies provided in Sections 13, 14 and 15 shall be the sole and exclusive remedies of the parties with respect to any breach of a representation, warranty or covenant by another party under this Agreement, except as set forth elsewhere in this Agreement.

                  (h) All indemnification payments shall be treated by the parties as adjustments to the Purchase Price.

                  16.      TERMINATION

                  (a) This Agreement may be terminated at any time prior to the Expiration Date:

                            (i)  by mutual consent of all of the parties, or

                            (ii) by either SFX or the Sellers if there has been a breach of this Agreement on the part of the other party which have or could reasonably be expected to have a Material Adverse Effect on such other party and its Subsidiaries and Affiliates taken as a whole, and such other party has failed to cure such breach after not less than 10 days' notice thereof, or

                           (iii) By SFX during the period between May 17, 1999 and May 21, 1999, if the Sellers have provided SFX with ten Business Days prior written notice that, notwithstanding their commercially reasonable efforts, the Sellers will be unable to obtain one or more of the consents, waivers or amendments listed on Schedule 7(e) prior to the Closing Date; provided that if SFX does not terminate the Agreement during such period then the requirement to obtain the consents, waivers and amendments specified in the Sellers' notice to SFX shall be deemed waived; or

                           (iv) By either SFX or the Sellers if the transactions contemplated herein have not been consummated by August 31, 1999 (the "Expiration Date").

                  (b) If this Agreement is terminated pursuant to this Section 16, notwithstanding any provision in the Confidentiality Agreement to the contrary, SFX's obligations under the Confidentiality Agreement shall continue for 18 months from the date of such termination.

                  17.      MISCELLANEOUS

                  (a) Expenses, Etc. Except for all real property transfer taxes, which shall be paid by the Sellers, all costs, fees or expenses (including, without limitation, legal and accounting fees), incurred by the parties hereto, shall be borne by such party incurring such costs, fees or expenses.

                  (b) Parties in Interest; Assignment. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Sellers and their respective successors and permitted assigns, and SFX and its successors and permitted assigns. No third party rights shall attach to any parties other than the parties hereto. This Agreement shall not be assignable without the written consent of the other parties, except that SFX may assign its rights and obligations hereunder to any direct or indirect subsidiary, provided that SFX remains a party to this Agreement and shall be primarily responsible for all obligations of any subsidiary of SFX hereunder.

                  (c) Appointment of Agent for Sellers. Each Seller hereby appoints and authorizes Robert Nederlander to act as agent on its behalf and to exercise those powers and discretion under the terms of this Agreement as are delegated to the Sellers, together with such powers and discretion as are reasonably incidental thereto, including, without limitation, those powers necessary to carry out this Agreement. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or refrain from acting (and shall be fully protected by the Sellers in so acting or refraining from acting) on the instructions of the Sellers and such instructions shall be binding on the Sellers. The Agent shall not be liable to the Sellers for any action taken or omitted to be taken by him under or in connection with this Agreement except for gross negligence, willful misconduct or fraud.

                  (d) Specific Performance. The parties hereto recognize that, in the event the Sellers refuse to perform the provisions of this Agreement, monetary damages will not be adequate. SFX shall therefore be entitled in such event to obtain specific performance of the terms of this Agreement. In any action to enforce the provisions of this Agreement by SFX, the Sellers shall waive the defense that there is an adequate remedy at law or equity and shall agree that SFX has the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond or furnish other security.

                  (e) Mutual Release. Effective as of the Closing, each of the Sellers and Ned NM and Ned Festivals, for themselves and their respective representatives, Affiliates, immediate family members, successors and assigns (collectively, "Releasors"), hereby forever release and discharge the other and their respective Affiliates, immediate family members, predecessors, successors, and assigns and their respective stockholders, members, principals, partners, directors, officers, agents, employees and representatives, past, present or future, and their respective successors and assigns (collectively, "Releasees"), from and against any and all claims (including, without limitation, claims for indemnification or contribution), causes of action, liabilities, obligations, costs, expenses (inclusive of attorneys fees and expenses), suits, debts, sums of money, account, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, vacancies, trespasses, damages, judgments, executions and demands whatsoever, in law or in equity, whether known or unknown, arising out of or relating to the ownership of the Membership Interests or the Festivals Shares by the Sellers prior to the Closing Date, that Releasors, or any of them, ever had, now have or may have in the future, against Releasees, or any of them by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter, whether the same be in administrative proceedings, at law, in equity or mixed, in the United States of America or in any other jurisdiction. Nothing contained in this Section 17(e) shall effect a release, modification, waiver or amendment of the indemnification obligations set forth in Sections 13, 14 and 15 of this Agreement or the obligations in Section 12.

                  (f) Entire Agreement; Amendments. This Agreement, including all schedules, exhibits and other writings referred to herein or delivered in connection herewith contain the entire understanding of the parties with respect to its subject matter, except that the terms and conditions of the Confidentiality Agreement dated as of August 10, 1998, by and between SFX, on the one hand, and GDT, Arena, Ned Cincinnati, Nederlander of Ohio, Inc. and Ned Club, on the other hand, as amended pursuant to that certain amendment dated August 17, 1998 shall remain in full force and effect. This Agreement may be amended, modified or terminated only by a written instrument duly executed by all of the parties hereto.

         (g) Interpretation. When a reference is made in this Agreement to a Section or Schedule, such reference will be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. References to "knowledge" or "actual knowledge" in this Agreement with respect to the entities which are parties hereto shall refer to the actual knowledge of the signatories for such parties and such officers or responsible employees of the parties reasonably necessary to assure the material accuracy of the representations and warranties. The terms used in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to any person are also to its permitted successors and assigns.

         (h) Notices. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement ("notice") shall be sufficiently given or made if in writing and delivered in person with receipt acknowledged, sent by registered or certified mail, return receipt requested, postage prepaid, sent by overnight courier with guaranteed next day delivery or sent by telex or facsimile to the party to whom directed at the following address:

                           If to the Sellers to:

                           Robert Nederlander
                           810 Seventh Avenue
                           New York, NY  10019
                           Facsimile:  (212) 586-5862

                           with copies to:

                           Lenard & Gonzalez LLP
                           1900 Avenue of the Stars
                           25th Floor
                           Los Angeles, CA 90067
                           Facsimile:  (310) 552-0740
                           Attention: Allen D. Lenard, Esq.

                           and

                           Proskauer Rose LLP
                           1585 Broadway
                           New York, New York  10036-8299
                           Facsimile:  (212) 969-2900

                           Attention:  Kenneth S. Hilton, Esq.

                           If to SFX, to:

                           SFX Entertainment, Inc.
                           650 Madison Avenue
                           16th Floor
                           New York, New York  10022
                           Facsimile:  (212) 486-4840
                           Attention: Kraig Fox, Esq.

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, three Business Days after the same shall have been deposited in the United States mail, one business day after sent by overnight courier or on the day telexed or faxed.

                  (i) Materiality/Schedules. Inclusion of information on any schedule or other writing annexed to or delivered pursuant to this Agreement does not constitute an admission or acknowledgment of the materiality of such information. Information disclosed in any particular schedule annexed hereto shall, for the purposes of all representations and warranties made herein, be deemed included in all other schedules annexed hereto.

                  (j) Further Assurances. After the Closing Date, without further consideration, the Sellers and SFX shall take such further action and shall execute and deliver such further documents as either party shall reasonably request in order to carry out the provisions and purposes of this Agreement.

                  (k) Waivers. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent, same or different breach.

                  (l) Counterparts. This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (m) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF

NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED SOLELY WITHIN SUCH STATE.

            (n)      Arbitration.

               (i) Any dispute or controversy arising out of or relating to this Agreement, or any breach or alleged breach of this Agreement, shall be settled exclusively by arbitration to be held in the City of New York in accordance with the rules of the American Arbitration Association. There shall be one arbitrator designated by the American Arbitration Association under the expedited procedures then in effect for the resolution of commercial disputes. SFX and the Sellers shall share equally the costs and expenses of such arbitrator, but each party shall bear its own legal and other expenses, if any. The arbitrator shall render his or her award within thirty (30) days after the commencement of the arbitration; provided, however, that no failure on the part of the arbitrator to render such award within such thirty (30) day period shall constitute a release from liability or otherwise affect the liability of any party hereto. Failure by either party to submit to arbitration under this Section 17(n) shall result in the arbitrator ruling in favor of the other party if such other party has submitted to arbitration under this Section 17(n). Judgment may be entered on the arbitrator's award in any court having jurisdiction, and the parties irrevocably consent to the jurisdiction of the New York courts for that purpose.

               (ii) In connection with any arbitration under this Section 17(n), to the extent that the subject of the arbitration is the determination of an amount that is due from one party to this Agreement to another party to this Agreement, then each party shall submit to the arbitrator its estimate of the amount due within ten
          (10) days after the appointment of the arbitrator. The arbitrator shall be charged solely with determining, within ten (10) days after expiration of the period during which the parties are to submit their respective estimates, which estimate is closest to the amount that is due and shall award the amount of that estimate to the party to which or to whom it is due; except that, if the larger of the two estimates is equal to or less than 120% of the smaller of the two estimates, the amount to be awarded by the arbitrator shall be the average of the two estimates. No failure on the part of the arbitrator to make such determination within such ten (10) days shall constitute a release from liability or otherwise affect the liability of any party to this Agreement with respect to the dispute at issue in the arbitration.

               (iii) Discovery shall be permitted in connection with any arbitration under this Section 17(n). All aspects of the arbitration shall be treated as confidential. Neither the parties nor the arbitrator may disclose the existence, content or results of the arbitration, except as necessary to comply with legal or regulatory requirements. Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interests.

         (o) Severability. To the extent possible, each provision of this Agreement shall be interpreted in a manner as to be valid, legal and enforceable. Any determination that any provision of this Agreement or any application thereof is invalid, illegal or unenforceable in any respect or in any instance shall be effective only to the extent of such invalidity, illegality or unenforceability and shall not affect the validity, legality or enforceability of any other provision of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first set forth above.

                                     NEDERLANDER OF NEW MEXICO LLC

                                     By: /s/ Eric Nederlander
                                        ----------------------------
                                        Name:  Eric Nederlander
                                        Title: President

                                     NEDERLANDER FESTIVALS, INC.

                                     By: /s/ Eric Nederlander
                                        ----------------------------
                                        Name:  Eric Nederlander
                                        Title: President

                                     ERIC NEDERLANDER

                                     /s/ Eric Nederlander
                                     -------------------------------


                                     LOUIS F. RAIZIN

                                     /s/ Louis F. Raizin
                                     -------------------------------


                                     SFX ENTERTAINMENT, INC.



                                     By: /s/ Richard A. Liese
                                        ----------------------------
                                        Name:  Richard A. Liese
                                        Title: Senior Vice President


                                     CONCERT ACQUISITION SUB, INC.

                                     By: /s/ Richard A. Liese
                                        ----------------------------
                                        Name:  Richard A. Liese
                                        Title: Vice President

                               TABLE OF CONTENTS

1.       Definitions.......................................................2

2.       Purchase and Sale of Membership Interests and Capital Stock.......2

3.       Closing...........................................................2
         (a)      Time and Place of Closing................................2
         (b)      Intentionally Omitted....................................2
         (c)      Purchase Price...........................................2
         (d)      Post-Closing Albuquerque Payment.........................3
         (e)      Intentionally Omitted....................................5
         (f)      Closing Transactions.....................................5

4.       Intentionally Omitted.............................................7

5.       Conditions to Obligations of SFX..................................8
         (a)      Representations and Warranties...........................8
         (b)      Performance of Agreements................................8
         (c)      Litigation; Consents.....................................8
         (d)      Festivals Conditions.....................................8
         (e)      Closing Deliveries.......................................9
         (f)      Hart-Scott-Rodino Waiting Period.........................9

6.       Conditions to Obligations of the Sellers..........................9
         (a)      Representations and Warranties...........................9
         (b)      Performance of Agreements................................9
         (c)      Litigation; Consents.....................................9
         (d)      Intentionally Omitted....................................9
         (e)      Closing Deliveries.......................................9
         (f)      Hart-Scott-Rodino Waiting Period.  ......................9

7.       Representations and Warranties of Ned NM and Ned Festivals.......10
         (a)      Organization, Standing and Power........................10
         (b)      Capitalization..........................................10
         (c)      Subsidiaries............................................10
         (d)      Due Authorization; Legal Authority, Binding Effect......10
         (e)      No Conflicts; Consents..................................11
         (f)      Organizational Documents................................11
         (g)      Financial Statements....................................12
         (h)      Liabilities.............................................12
         (i)      Absence of Changes......................................12
         (j)      Foreign Person..........................................13
         (k)      Environmental Matters...................................13

         (l)      Insurance...............................................13
         (m)      Litigation, Etc.........................................14
         (n)      Material Contracts......................................14
         (o)      Compliance; Governmental Authorizations.................14
         (p)      Intentionally Omitted...................................14
         (q)      Employees...............................................14
         (r)      Taxes...................................................15
         (s)      No Brokers or Finders...................................16
         (t)      Title to Properties.....................................16
         (u)      Intellectual Property...................................17
         (v)      Transactions With Affiliates............................17
         (w)      Real Property...........................................17

8.       Representations And Warranties Of Each Seller....................20
         (a)      Authorization of Transaction............................21
         (b)      Noncontravention........................................21
         (c)      The Festivals Shares and Membership Interests...........21

9.       Representations and Warranties of SFX and Acquisition Sub........21
         (a)      Organization, Standing and Power........................21
         (b)      Due Authorization; Legal Authority; Binding Effect......21
         (c)      No Conflicts, Etc.......................................22
         (d)      Litigation..............................................22
         (e)      Intentionally Omitted...................................22
         (f)      No Required Stockholder Vote or Consent.................22
         (g)      No Brokers or Finders...................................23
         (h)      Investment Intent.......................................23
         (i)      Financial Capacity......................................23
         (j)      Intentionally Omitted...................................23
         (k)      Due Diligence...........................................23

10.      Survival of Representations and Warranties.......................23

11.      Conduct and Transactions Prior to Closing........................23
         (a)      By the Sellers..........................................23

12.      Additional Covenants.............................................24
         (a)      Cooperation.............................................24
         (b)      Intentionally Omitted...................................25
         (c)      Intentionally Omitted...................................25
         (d)      No License; Name Change; Subsequent Filings.............25
         (e)      Release of Guaranties, Etc..............................25
         (f)      Intentionally Omitted...................................25
         (g)      Notice of Events........................................25
         (h)      Filings and Governmental Consents.......................26
         (i)      Hart-Scott Rodino Filing................................26

         (j)      Confidentiality.........................................26
         (k)      "As Is, Where Is" Acquisition...........................27
         (l)      Further Actions.........................................27
         (m)      Construction of Mesa del Sol; Non-Compliance;
                   Liquidated Damages.....................................28

13.      Indemnification of Purchaser.....................................28

14.      Indemnification of the Sellers...................................29

15.      Rules Regarding Indemnification..................................30

16.      Termination......................................................31

17.      Miscellaneous....................................................32
         (a)      Expenses, Etc...........................................32
         (b)      Parties in Interest; Assignment.........................32
         (c)      Appointment of Agent for Sellers........................32
         (d)      Specific Performance....................................33
         (e)      Mutual Release..........................................33
         (f)      Entire Agreement; Amendments............................33
         (g)      Interpretation..........................................33
         (h)      Notices.................................................34
         (i)      Materiality/Schedules...................................35
         (j)      Further Assurances......................................35
         (k)      Waivers.................................................35
         (l)      Counterparts............................................35
         (m)      Governing Law...........................................35
         (n)      Arbitration.............................................35
         (o)      Severability............................................36



LIST OF SCHEDULES AND EXHIBITS............................................iv

                         LIST OF SCHEDULES AND EXHIBITS

Exhibit 1             Definitions

Schedule A            Membership Interests

Schedule 3(d)         Budget of Construction Costs

Exhibit 3(f)(i)(G)    Form of Opinion of Counsel to the Sellers

Schedule 3(f)(i)(H)   Estoppel Certificates

Exhibit 3(f)(i)(K)    Form of Nondisturbance and Recognition Agreement

Exhibit 3(f)(i)(N)    Form of Non-Imputation Affidavit

Exhibit 3(f)(ii)(C)   Form of Opinion of Counsel to SFX

Schedule 7(a)         Jurisdictions Qualified

Schedule 7(b)         Outstanding Securities and Commitments

Schedule 7(e)         Violations, Conflicts and Required Consents

Schedule 7(g)         Financial Statements

Schedule 7(h)         Outstanding Financial Liabilities

Schedule 7(i)         Material Changes in Operations

Schedule 7(k)         Environmental Law Violations

Schedule 7(k)(ii)     Material Environmental Permits

Schedule 7(l)         Insurance Policies and Unresolved Claims Thereunder

Schedule 7(m)         Pending and Threatened Litigation

Schedule 7(n)         Material Contracts

Schedule 7(o) Compliance and Governmental Authorizations of Ned NM and Ned Festivals

Schedule 7(q)         Employee Information

Schedule 7(r)         Tax Returns Not Filed

Schedule 7(t)         Exceptions to Title

Schedule 7(v)         Transactions with Affiliates

Schedule 7(w)         Real Property

Exhibit 7(w)(ix)(H)   Site Plan Information

Schedule 8(b)         Noncontravention

Schedule 9(c)         Violations and Conflicts

Schedule 9(k)         Documents Provided to SFX and Acquisition Sub

Schedule 12(e)        Release of Guaranties

                                                                      EXHIBIT 1

                                  DEFINITIONS

As used in the Agreement, the following terms have the following definitions:

"Affiliate"              means, with respect to any person,
                         any other person that directly or
                         indirectly through one or more
                         intermediaries controls, is
                         controlled by or is under common
                         control with such person.

"Agreement"              means this Purchase Agreement, including Exhibits and
                         Schedules attached hereto.

"Agreements"             means this Agreement and the Stock Purchase Agreement, the
                         Membership Interest Purchase Agreement and the Asset

                         Purchase Agreement.

"Arena"                  Nederlander Arena Management, Inc.

"Balance Sheets"         has the meaning set forth in Section 7(h) of the Agreement.

"Basket Amount"          has the meaning set forth in Section 15(c) of the Agreement.

"Benefit Plans"          has the meaning set forth in Section 7(p)(i) of the Agreement.

"Business Day"           means any day that is not a Saturday, Sunday or legal holiday in the State of New York.

"Closing"                means the consummation of the transactions contemplated by the Agreement.

"Closing Date"           has the meaning set forth in Section 3(a) of the Agreement.

"COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and any regulations promulgated thereunder.

"Code"                            means the Internal Revenue Code of 1986, as amended, and
                                  any regulations promulgated thereunder.

"Confidentiality         means the Confidentiality Agreement
Agreement"               dated as of August 10, 1998, by and between
                         SFX, on the one hand, and GDT, Arena, Nederlander
                         Cincinnati LLC, Nederlander of Ohio,






                                       i



                                     Inc. and Nederlander Club Management LLC, on the other
                                     hand, as amended pursuant to that certain amendment dated
                                     August 17, 1998.

"Construction Cost Payment"           has the meaning set forth in Section 3(c)(iii) of the
Agreement.

"Construction Costs"                 Has the meaning set forth in Section 3(d) of the Agreement.

"Deductible Losses"                  has the meaning set forth in Section 15(c) of the Agreement.

"Down Payment"                       has the meaning set forth in Section 3(c)(ii) of the Agreement.

"Encumbrances"                       means any security interests,
                                     liens, pledges, claims of third
                                     parties of any nature whatsoever,
                                     leases, charges, escrows,
                                     encumbrances, options, rights of
                                     first refusal, transfer
                                     restrictions, mortgages,
                                     hypothecations, indentures,
                                     security agreements or other
                                     similar agreements, arrangements,
                                     contracts, commitments,
                                     understandings or obligations.

"Environmental Laws"                 means any federal, state, or local statute, rule, regulation, ordinance, code, order or judgment (including any judicial or administrative interpretations, guidances, directives, policy statements, opinions, injunctions, or orders) relating to the injury to, or the pollution or protection of, the environment or to human health or safety.

"Equity Interests"                   means the Membership Interests and the Festivals Shares.

"ERISA"                              means the Employee Retirement Income Security Act of
                                     1974, as amended, and any regulations promulgated

                                     thereunder.

"Expenses"                           has the meaning set forth in Section 3(d)(iv) of the
                                     Agreement.

"Expiration Date"                    means June 15, 1999.

"Festivals Joint Venture"            has the meaning set forth in the Preamble of the Agreement.

"Festivals Payment"                  has the meaning set forth in Section 3(c)(i) of the Agreement.

"Festivals Shares"                   has the meaning set forth in Section 2 of the Agreement.

"Financials"                         means the separate financial statements of Ned NM and Ned

                                     Festivals as of and for the period
                                     ended [September 30],


                                      ii




                                     199[8].

"GDT"                                         Greater Detroit Theatres, Inc.

"Governmental                        Authority" means any federal, state
                                     or local government, or political
                                     subdivision thereof and any person
                                     exercising executive, legislative,
                                     judicial, regulatory or
                                     administrative functions of or
                                     pertaining to government.

"Hart-Scott-Rodino                   Filing" means the Notification and
                                     Report Form[s] filed by SFX and the
                                     Sellers with the United States
                                     Department of Justice and the
                                     Federal Trade Commission in
                                     accordance with the notification
                                     requirements of the HSR Act.

"Hart-Scott-Rodino                            Waiting Period" means all
                                              applicable waiting periods
                                              in respect of the
                                              transactions contemplated
                                              by this Agreement under
                                              the HSR Act.

"Hazardous Substances"               means petroleum, petroleum products, petroleum-derived
                                     substances, radioactive materials, hazardous wastes,
                                     polychlorinated biphenyls, lead based paint, radon, urea
                                     formaldehyde, asbestos or any materials containing asbestos, and any materials or substances regulated or defined as or included in the definition of "hazardous substances,"
                                     "hazardous materials," "hazardous constituents," "toxic
                                     substances," "pollutants," "contaminants" or any similar
                                     denomination intended to classify or regulate substances by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity under any Environmental Law.

"Health Plans"                                has the meaning set forth in Section 12(b)(iii) of the
                                   At.

"HSR Act"                            means the Hart-Scott-Rodino Antitrust Improvements Act of
                                     1976, as amended, and any regulations promulgated therein.

"HSR Clearance"                      means the expiration or termination of the Hart-Scott-Rodino
                                     Waiting Period.

"Indemnitee"                         has the meaning set forth in Section 15(a) of the Agreement.

"Indemnitor"                         has the meaning set forth in Section 15(a) of the Agreement.

"IRS"                                the Internal Revenue Service

"Law"                                means any federal, foreign, state,
                                     or local statute, rule,



                                      iii



                                     regulation, ordinance, code, order or judgment
                                     (including any judicial or administrative interpretations, guidances, directives, policy statements, opinions, injunctions, or orders).

"Leases"                             means any of the real property, leases, royalty interests, net profits interests, licenses, concessions or other interests in real property of Ned NM or Ned Festivals.

"Legal                               Requirement" means an action which an individual or entity is required to take, or to refrain from taking,  by any Law.

"Liens"                              has the meaning set forth in Section 7(c)(ii) of the Agreement.

"Losses"                             means all claims, damages, liabilities, losses, costs, and expenses, including without limitation attorneys' fees and expenses.

"Material Adverse Effect"            means an event, loss, damage, condition or state of facts of any character which materially adversely affects or can
                                     reasonably be expected in the ordinary course of events to materially adversely affect the business, financial condition, results of operations, assets or liabilities of an entity as a whole; provided, however, that any loss or damage shall be disregarded to the extent it is caused by or attributable to a change in the economic or political conditions or events
                                     affecting an entity's industry generally (whether general or regional in nature or limited to any area where any assets of an entity are located); and provided further that in no event shall any occurrence, event, loss, damage, condition or state of facts of any character affecting SFX or its business be construed to be a Material Adverse Effect with respect to the
                                     Sellers.

"Material Contract"                  means a written contract or other legally binding obligation of a contractual nature to which Ned NM or Ned Festivals is a party that (i) is an agreement for the lease of personal property to or from any person providing for lease payments in excess of
                                     $50,000 per year; (ii) is an agreement for the purchase or sale of raw materials, commodities, supplies or other personal
                                     property, or for the furnishing or receipt of services, the performance of which has a remaining term of more than 12 months or involves unpaid consideration in excess of $50,000; (iii) is a profit sharing, stock option, stock purchase, stock
                                     appreciation, deferred compensation, severance or other material plan or arrangement for the benefit of either of their current or former directors, officers

                                      iv

                                     and employees; (iv) is a contract for the employment of any current or former director or officer of Ned NM or Ned
                                     Festivals; (v) involves a transaction with an Affiliate of the Sellers that is not arms-length or on terms that are
                                     less than fair market; (vi) is an indenture, note, loan or credit agreement or other contract relating to the
                                     borrowing of money or the issuance of letters of credit by
                                     Ned NM or Ned Festivals; or (vii) otherwise involves the
                                     payment or receipt by Ned NM or Ned Festivals of a net
                                     amount of $100,000 or more within a one-year period, other than agreements entered into the ordinary course of
                                     business.

"Measurement Season"                 has the meaning set forth in Section 3(d)(i) of the Agreement.

"Membership Interests"               has the meaning set forth in Section 2 of the Agreement.

"Necessary Road Improvements"        has the meaning set forth in Section 3(d)(i) of the Agreement.

"Nederlander Closing Documents"      has the meaning set forth in Section 3(d)(ii) of the Agreement.

"Net Earnings"                       has the meaning set forth in Section 3(d)(iv) of the
                                     Agreement.

"Non-Imputation Losses"              has the meaning set forth in Section 14(iv) of the Agreement.

"Participant"                        has the meaning set forth in Section 12(b)(i) of the
                                     Agreement.

"Permits"                            means any permit, license, order,  approval or other authorization which is required under applicable  Laws.

"Post-Closing Albuquerque

Payment"                             has the meaning set forth in Section 3(d) of the Agreement.

"Post-Closing Albuquerque

Payment                              Date" has the meaning set forth in
                                     Section 3(d)(iii) of the Agreement.

"Preamble"                           means the introductory paragraph and recitals and other text of the Agreement preceding Section 1.

"Purchase Price"                     has the meaning set forth in Section 3(c) of the Agreement.

 "Second Measurement Season"          has the meaning set forth in Section 3(d)(i) of the Agreement.

"Securities Act"                     means the Securities Act of 1933, as amended.

                                       v

"Sellers"                            means the individuals and/or entities listed on Schedule A.

"SFX"                                SFX Entertainment, Inc.

"SFX 401(k) Plan"                    has the meaning set forth in Section 12(b)(i) of the
                                     Agreement.

"SFX Benefit Plans"                  means (A) each employee benefit plan, as defined in Section
                                     3(3) of ERISA, and (B) to the extent not covered under (A)
                                     above, each material stock option, bonus, deferred
                                     compensation, excess, supplemental executive compensation, employee stock purchase, vacation, sickness, disability,
                                     severance, restricted stock or other material employee benefit plan, policy or arrangement, sponsored, maintained or
                                     contributed to by SFX or by a SFX ERISA Affiliate for the
                                     benefit of employees or former employees of SFX and under
                                     which SFX currently has an obligation or a liability.

"SFX Closing Documents"              has the meaning set forth in Section 9(b) of the Agreement.

"SFX                                 ERISA Affiliate" means any entity
                                     that would be deemed a "single
                                     employer" with SFX under Section
                                     414(b), (c), (m), or (o) of the
                                     Code or Section 4001 of ERISA.

"Subsidiary"                         means, with respect to any person, any corporation, limited liability company, partnership, association or other business entity of which securities or other ownership interests
                                     representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made,
                                     owned or controlled, directly or indirectly, by the parent of such person or one or more subsidiaries of the parent of such person.

"Tax"                                has the meaning set forth in Section 7(r)(iii)(A) of the
                                     Agreement.

"Tax Returns"                        has the meaning set forth in Section 7(r)(iii)(B) of the
                                     Agreement.

"Taxes"                              has the meaning set forth in Section 7(r)(iii)(A) of the
                                     Agreement.

"401(k) Plan"                        has the meaning set forth in Section 12(b)(i) of the
                                     Agreement.


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